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                                                                 Exhibit (h)(11)
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                                CREDIT AGREEMENT

                                  by and among

                  THE FUND PORTFOLIOS LISTED FROM TIME TO TIME
                             ON SCHEDULE I HERETO,

                                 VARIOUS BANKS,

                         PNC BANK, NATIONAL ASSOCIATION
                    as Lead Arranger and Administrative Agent

                                       and

                              THE BANK OF NEW YORK
                   as Co-Lead Arranger and Syndication Agent

                                   ----------

                          Dated as of October 29, 2004

                                   ----------

================================================================================

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                         PNC BANK, NATIONAL ASSOCIATION

                              THE BANK OF NEW YORK

                    PRUDENTIAL ADVISED MUTUAL FUND PORTFOLIOS

                                October 29, 2004

                           INDEX OF CLOSING DOCUMENTS

                      Document                          Tab
                      --------                          ---
Credit Agreement, including Exhibits and Schedules       1

Officer's Certificate                                    2

Post-Closing Letter                                      3

Evidence of Termination of Existing Credit Facilities    4

Opinion of William V. Healey, Esquire                    5

Post-Closing Opinion of William V. Healy, Esquire        6

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                                Table of Contents
                                                                            Page
                                                                            ----
SECTION 1.    Amount and Terms of Credit.......................................1
       1.01   The Commitments..................................................1
       1.02   Minimum Amount of Each Borrowing.................................3
       1.03   Notice of Borrowing..............................................3
       1.04   Disbursement of Funds............................................3
       1.05   Ledger...........................................................4
       1.06   Conversions......................................................4
       1.07   Pro Rata Borrowings..............................................5
       1.08   Interest.........................................................5
       1.09   Interest Periods.................................................6
       1.10   Increased Costs; Illegality; Etc.................................6
       1.11   Compensation.....................................................9
       1.12   Replacement of Banks.............................................9
       1.13   Addition of New Borrowers.......................................10
       1.14   Removal of Borrowers............................................10
SECTION 2.    Fees; Reductions of Commitment..................................10
       2.01   Fees............................................................10
       2.02   Voluntary  Termination of Unutilized  Commitments:
                 Termination  of Commitments..................................11
SECTION 3.    Prepayments; Payments; Taxes....................................11
       3.01   Voluntary Prepayments...........................................11
       3.02   Mandatory Repayments............................................11
       3.03   Method and Place of Payment.....................................12
       3.04   Net Payments....................................................12
SECTION 4.    Conditions Precedent to the Effective Date......................14
       4.01   Execution of Agreement..........................................14
       4.02   Officers' Certificate...........................................14
       4.03   Opinion of Counsel..............................................15
       4.04   Proceedings; Etc................................................15
       4.05   Adverse Change; Etc.............................................15
       4.06   Litigation......................................................15
       4.07   Fees, Etc.......................................................16
       4.08   Existing Credit Facilities......................................16
SECTION 5.    Conditions Precedent to All Loans...............................16
       5.01   No Default; Representations and Warranties......................16
       5.02   Notice of Borrowing.............................................16
SECTION 6.    Representations, Warranties and Agreements......................17
       6.01   Corporate or Trust Status.......................................17
       6.02   Power and Authority.............................................17
       6.03   No Violation....................................................17
       6.04   Governmental Approvals..........................................18
       6.05   Financial Statements; Financial Condition;
                 Undisclosed Liabilities; etc.................................18
       6.06   Litigation......................................................18

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       6.07   True and Complete Disclosure....................................19
       6.08   Use of Proceeds; Margin Regulations.............................19
       6.09   ERISA...........................................................19
       6.10   Compliance with Statutes, Etc...................................20
       6.11   Investment Company..............................................20
       6.12   Investment Adviser..............................................20
       6.13   Affiliation with the Banks......................................21
       6.14   Senior Status...................................................21
SECTION 7.    Affirmative Covenants...........................................21
       7.01   Information Covenants...........................................21
       7.02   Books, Records and Inspections..................................23
       7.03   Compliance with Statutes; Etc...................................23
       7.04   Investment Company..............................................23
       7.05   Compliance with Investment Practices............................23
       7.06   Compliance with Regulation U....................................23
       7.07   Use of Proceeds.................................................23
       7.08   Anti-Terrorism Laws.............................................23
SECTION 8.    Negative Covenants..............................................24
       8.01   Liens...........................................................24
       8.02   Consolidation, Merger, Sale or Purchase of Assets, Etc..........24
       8.03   Indebtedness....................................................25
       8.04   Restrictions on Issuance of Capital Stock.......................26
       8.05   Modifications of Investment Practices, Articles of
                 Incorporation, By-Laws and Certain Other Agreements..........26
       8.06   Business........................................................26
       8.07   ERISA...........................................................26
       8.08   Affiliated Person...............................................26
       8.09   Asset Coverage Ratio............................................26
       8.10   Interfund Lending...............................................26
       8.11   Investment Adviser Lending......................................27
SECTION 9.    Events of Default...............................................28
       9.01   Payments .......................................................28
       9.02   Representations; Etc............................................28
       9.03   Covenants.......................................................28
       9.04   Default Under Other Agreements..................................29
       9.05   Bankruptcy; Etc.................................................29
       9.06   Judgments.......................................................29
       9.07   Investment Adviser..............................................30
       9.08   Custody Agreement...............................................30
       9.09   ERISA...........................................................30
SECTION 10.   Definitions and Accounting Terms................................31
      10.01   Defined Terms...................................................31
SECTION 11.   The Administrative Agent........................................39
      11.01   Appointment.....................................................39
      11.02   Nature of Duties................................................40
      11.03   Lack of Reliance on the Administrative Agent....................40

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      11.04   Certain Rights of the Administrative Agent......................40
      11.05   Reliance........................................................41
      11.06   Indemnification.................................................41
      11.07   The Administrative Agent in its Individual Capacity.............41
      11.08   Resignation by the Administrative Agent.........................41
      11.09   Syndication Agent; Lead Arranger; Co-Lead Arranger..............42
SECTION 12.   Miscellaneous...................................................42
      12.01   Payment of Expenses, Indemnification, Etc.......................42
      12.02   Right of Setoff.................................................43
      12.03   Notices.........................................................43
      12.04   Benefit of Agreement............................................44
      12.05   No Waiver; Remedies Cumulative..................................46
      12.06   Payments Pro Rata...............................................46
      12.07   Calculations; Computations......................................46
      12.08   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                 WAIVER OF JURY TRIAL.........................................47
      12.09   Counterparts....................................................48
      12.10   Effectiveness...................................................48
      12.11   Table of Contents and Headings Descriptive......................48
      12.12   Amendment or Waiver; Etc........................................48
      12.13   Survival........................................................49
      12.14   Domicile of Loans...............................................49
      12.15   Limited Recourse................................................49
      12.16   Confidentiality.................................................49

SCHEDULES

   Schedule I     Borrowers
   Schedule II    Commitments
   Schedule III   Bank Addresses
   Schedule IV    Custody Agreements
   Schedule V     Investment Management Agreement

   EXHIBITS

   Exhibit A      Form of Notice of Borrowing
   Exhibit B      Form of Additional Borrower Request
   Exhibit C      Form of Removal of Borrower Notice
   Exhibit D      Form of Officers' Certificate
   Exhibit E      Form of Opinion of the General Counsel of the Investment
                  Adviser, counsel to the Borrowers
   Exhibit F      Form of Assignment and Assumption Agreement

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     CREDIT AGREEMENT, dated as of October 29, 2004, among the separate mutual fund portfolios listed from time to time on Schedule I hereto (each such portfolio a "Borrower" and, collectively, the "Borrowers"), the Banks party hereto from time to time, PNC Bank, National Association, as Lead Arranger and Administrative Agent, and The Bank of New York, as Co-Lead Arranger and Syndication Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).

                                   WITNESSETH:

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the credit facilities provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. Amount and Terms of Credit.

          1.01 The Commitments, (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Expiry Date, upon the request of a Borrower, to make loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to such Borrower, which Loans (i) shall, at the option of such Borrower, be Base Rate Loans, Fed Funds Loans or LIBOR Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding, when added to such Bank's Percentage of all then outstanding Swingline Loans, that aggregate principal amount which equals the Commitment of such Bank at such time and (iv) shall not exceed in the aggregate for any Borrower at any time that amount which, when added to all Swingline Loans, Interfund Loans and Investment Adviser Loans made to such Borrower which remain outstanding, equals such Borrower's Borrowing Base at such time.

               (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank may, in its sole discretion, agree to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall, at the option of the respective Borrower, be made and maintained as Base Rate Loans or Fed Funds Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding at such time, an amount equal to the Total Commitment at such time (after giving effect to any reductions to the Total Commitment on such date), (iv) shall not exceed for any Borrower in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding to such Borrower at such time, such Borrower's Borrowing Base at such time and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), the Swingline Bank shall not make any Swingline Loan to any Borrower after it has received written notice from such Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing with

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respect to such Borrower until such time as the Swingline Bank shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Banks or (iii) that the Administrative Agent in good faith believes that such Default or Event of Default no longer exists.

               (c) On any Business Day and in any case within seven Business Days of the making of a Swingline Loan (provided that any failure to give such notice within such seven Business Day period shall not effect the obligation of the respective Borrower or any other Bank to accept such notice and fund the Revolving Loan or Revolving Loans referred to below), the Swingline Bank may, in its sole discretion, give notice to the Banks that such Swingline Loan shall be funded with one or more Borrowings of Revolving Loans in accordance with Section
1.07 (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of
Section 9), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all such Banks with a Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 9) pro rata based on each such Bank's respective amount of the Total Unutilized Commitment (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 9) and the proceeds thereof shall be remitted to the Swingline Bank and applied by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each Bank that is required to fund Swingline Loans in accordance with this Section 1.01 and Section 1.07 hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) any failure to satisfy any conditions specified in
Section 5, (iii) any Default or Event of Default existing on such date, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received by the Swingline Bank from the respective Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 9), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Blank interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Fed Funds Rate for the first three

                                        2

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days and at the rate otherwise applicable to Revolving Loans maintained as Base
Rate Loans hereunder for each day thereafter.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of (i) Revolving Loans shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000 and (ii) Swingline Loans shall not be less than $250,000 and, if greater, shall be in an integral multiple of $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than three Borrowings of LIBOR Loans for the account of any one Borrower.

          1.03 Notice of Borrowing. Whenever a Borrower desires to make a Borrowing hereunder (excluding Mandatory Borrowings), it shall give the Administrative Agent prior notice of each desired Base Rate Loan or Fed Funds Loan (which must be given prior to 12:00 Noon (Philadelphia time) (or 3:00 P.M. Philadelphia time in the case of Swingline Loans) if such notice is given on the day such Borrowing is desired) and at least three Business Days' prior notice of each desired LIBOR Loan, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (Philadelphia time) on such day. Each such notice (each a "Notice of Borrowing") shall be given by the respective Borrower, in the form of Exhibit A and executed by an authorized signatory for such Borrower, appropriately completed to specify the principal amount of the Revolving Loan (or Swingline Loan, in the case of Loans designated as such) to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), the Borrower on behalf of which such Revolving Loan is being requested, the Asset Coverage Ratio, together with the calculations necessary to compute the Asset Coverage Ratio, of such Borrower as of the close of business on the latest Business Day preceding the date of such Notice of Borrowing after giving pro forma effect to such Borrowing, whether the Loan being made pursuant to such Borrowing is to be initially maintained as a Base Rate Loan, Fed Funds Loan or, if such Loan is a Revolving Loan, LIBOR Loan and, if a Revolving Loan to be maintained as a LIBOR Loan, the initial Interest Period to be applicable thereto, provided that a Borrower may provide telephonic notice to the Administrative Agent of its intent to make a Borrowing, which telephonic notice shall be deemed effective if given within the time required above in this Section 1.03 and promptly followed by a Notice of Borrowing, which Notice of Borrowing shall be received by the Administrative Agent on the day of such telephonic notice and prior to any disbursement of funds in connection with such Borrowing. Any telephonic notice given pursuant to the immediately preceding sentence shall be deemed to be a representation and warranty by the Borrower giving such notice that all of the facts required to be set forth in a Notice of Borrowing are true as of the time of the giving of such notice. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 2:00 P.M. (Philadelphia time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date, in Dollars and in immediately available funds to the Administrative Agent at the address set forth in Section 12.03, and the Administrative Agent will make the aggregate of the amounts so made available by such Banks available to the appropriate Borrower at the address set forth in Section 12.03 for the

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Administrative Agent or, if specified in the Notice of Borrowing, such
Borrower's account with its Custodian in accordance with the standard instructions provided in the Notice of Borrowing. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the respective Borrower or Borrowers, and such Borrower or Borrowers shall immediately pay (from the assets of such Borrower or Borrowers) such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the respective Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower or Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05 Ledger. Each Bank will note on its internal records the amount of each Revolving Loan made by it (and the Swingline Bank shall note the amount of each Swingline Loan made by it), the Borrower to whom such Loan was made, and each payment in respect thereof, and will, prior to any transfer of any of its interest therein, note the outstanding principal amount of Loans (broken down by Borrower) to be so transferred. Failure to make any such notation (or any error in such notation) shall not affect the Obligations of the respective Borrowers in respect of such Loans.

          1.06 Conversions. The Borrowers shall have the option to convert, on any Business Day occurring on or after the Effective Date, all or a portion equal to at least $250,000 (or at least $500,000 with respect to LIBOR Loans and, in any event, if greater, in an integral multiple of $100,000) of the outstanding principal amount of a Borrowing of one or more Types of Revolving Loans made to a particular Borrower into a Borrowing of another Type of Revolving Loan to such Borrower, provided that (i) except as otherwise provided in Section 1.10(6), LIBOR Loans may be converted into Base Rate Loans or Fed Funds Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than $500,000, (ii) Base Rate Loans may only be converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of LIBOR Loans than is permitted under Section
1.02. Each such conversion shall be effected by the respective Borrower giving the Administrative Agent prior to

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12:00 Noon (New York time) at least three Business Days' prior notice (each a
"Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

          1.07 Pro Rata Borrowings. (a) Except as otherwise provided in this
Section 1.07, all Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective Commitments.

               (b) To the extent that multiple Notices of Borrowing are received on the same day by the Administrative Agent, the Administrative Agent shall calculate each Bank's pro rata share of the Revolving Loan to be made thereunder separately for each Notice of Borrowing in the chronological order in which such Notice of Borrowing is received by the Administrative Agent.

               (c) It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make respective Loans hereunder and that each Bank shall be obligated to make the respective Revolving Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Revolving Loans hereunder.

          1.08 Interest. (a) Each Borrower to which a Base Rate Loan is made agrees to pay interest in respect of the unpaid principal amount of such Base Rate Loans made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

               (b) Each Borrower to which a Fed Funds Loan is made agrees to pay interest in respect of the unpaid principal amount of such Fed Funds Loans made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Federal Funds Rate in effect from time to time.

               (c) Each Borrower to which a LIBOR Loan is made agrees to pay interest in respect of the unpaid principal amount of such LIBOR Loans made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the LIBOR for such Interest Period.

               (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (i) 2% per annum in excess of the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans from time to time and (ii) the rate which is 2% in excess of the rate then borne by such Loan, in each case with such interest to be payable on demand.

               (e) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan and Fed Funds Loan, upon repayment or prepayment (on the amount repaid or prepaid), (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto or on any repayment or prepayment (on the amount repaid or prepaid), and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (f) Upon each Interest Determination Date, the Administrative Agent shall determine LIBOR for each Interest Period applicable to LIBOR Loans and shall promptly notify the respective Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any LIBOR Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to any such LIBOR Loan (in the case of any subsequent Interest Period), the Borrowers shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such LIBOR Loan, which Interest Period shall be a one month period, provided that; (v) all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period; (w) the initial Interest Period for any LIBOR Loan shall commence on the date of Borrowing of such Revolving Loan (including the date of any conversion thereof into a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Revolving Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (x) if any Interest Period relating to a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (y) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (z) no Interest Period shall extend beyond the Expiry Date. If, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans as provided in this Section 1.09, such Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs; Illegality; Etc. (a) In the event that any Bank shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                    (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank Eurodollar market or the domestic interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR; or

                    (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of LIBOR and/or (y) other circumstances since the date of this Agreement affecting such Bank, the London interbank Eurodollar market or the domestic interbank Eurodollar market or the position of such Bank in either such market; or

                    (iii) at any time, that the making or continuance of any LIBOR Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the affected Borrower or Borrowers and, except in the case of clause
(i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks) not later than 11:00 A.M. (Philadelphia time) on the date such Borrowing was to occur. Thereafter (x) in the case of clause (i) above, LIBOR Loans, as the case may be, shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any of the Borrowers with respect to any affected LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded, (y) in the case of clause (ii) above, the respective Borrowers shall pay to such Bank, within five Business Days of its written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the affected Borrowers by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the respective Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

               (b) At any time that any LIBOR Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower may (and in the case of a LIBOR Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date (if practicable) that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), or if such notice is given one Business Day (or such shorter period as may be acceptable to the Administrative Agent) prior to the date scheduled for such Borrowing, change the Type of Loan or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such LIBOR Loan into a Fed Funds Loan or a Base Rate Loan, provided that, if more than one Bank is affected at any time, all affected Banks must be treated the same pursuant to this Section 1.10(b).

               (c) If at any time after the date of this Agreement any Bank reasonably determines that the introduction of or any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change since the date of this Agreement in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's portion of the Total Commitment or its obligations hereunder, then the Borrowers shall pay to such Bank within three Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital; provided that the Borrowers shall be permitted, subject to
Section 1.11, to mitigate such costs to the extent practicable by either canceling any outstanding Notice of Borrowing or changing the Type of Loan specified in any outstanding Notice of Borrowing as prescribed above in clause
(b) of this Section 1.10. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the affected Borrowers, which notice shall show the basis for calculation of such additional amounts, provided, however, that failure to give any such notice shall not release or diminish any obligation of the Borrowers to pay additional amounts pursuant to this Section 1.10(c) upon receipt of such notice.

               (d) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section l.lO(a)(ii) or (iii) or 1.10(c) with respect to such bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to avoid or mitigate any additional amounts payable to the greatest extent practicable

(including transferring the Loans affected by such event to another lending office, unless in the opinion of such Bank, such efforts would result in the Bank (or its lending office) suffering an economic, legal or regulatory disadvantage. Nothing in this clause (d) shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in this Section 1.10.

          1.11 Compensation. Each Borrower agrees that it shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its LIBOR Loans, but not for loss of profit) which such Bank may sustain in respect of Loans made to such Borrower or a Notice of Borrowing or Notice of Conversion delivered by such Borrower: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing by such Borrower of, or conversion from or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.10(a) or otherwise); (ii) if any repayment (including any repayment made pursuant to Section 3.02 or a result of an acceleration of the Revolving Loans of such Borrower pursuant to Section 9) or conversion of any of such Borrower's LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of a LIBOR Loan of such Borrower is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (a) any other default by such Borrower to repay any Loan when required by the terms of this Agreement or (b) any election made by such Borrower pursuant to Section 1.10(b).

          1.12 Replacement of Banks. (x) If any Bank defaults in its obligations to make Loans (a "Defaulting Bank") or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or
Section 3.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans together with all then unpaid interest with respect thereof at such time and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 2.01, and (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements and the payment of amounts referred to in clauses (i) and (ii) above, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement which shall survive as to such Replaced Bank.

          1.13 Addition of New Borrowers. The Investment Adviser may from time to time request in writing in the form of Exhibit B (each such request, an "Additional Borrower Request") that a separate affiliated mutual fund portfolio be included hereunder as an additional Borrower subject to the terms and conditions of this Agreement (any such separate mutual fund portfolio, an "Additional Borrower"). Such Additional Borrower Request shall be delivered to each of the Banks and the Administrative Agent and shall include (a) a certification by an authorized officer of the Borrowers that (i) the representations, warranties and agreements of the Borrowers contained in Section 6 are true and correct as if made on the date of such certification and on the date such Additional Borrower becomes a Borrower hereunder and (ii) no Default or Event of Default has occurred and is continuing or will occur as a result of such Additional Borrower becoming a Borrower hereunder and (b) true and correct copies of the most recent audited and unaudited financial statements of such Additional Borrower. Upon receipt of an Additional Borrower Request each Bank shall in its sole discretion determine whether it shall consent to such request, any such consent to be in writing and delivered to the Administrative Agent. Failure by any Bank to deliver such a consent within 30 days after receipt of such request shall be deemed a refusal to consent on the part of such Bank. To the extent the Administrative Agent receives written consents from all Banks with respect to a particular Additional Borrower Request, the Administrative Agent shall notify the Borrowers thereof, and such Additional Borrower shall become a Borrower hereunder (at which time Schedule I hereto shall be deemed to be amended to include such new Borrower) upon delivery to the Administrative Agent of (x) certified copies of documents relating to such Additional Borrower of the type referred to in Section 4.05 and (y) an executed counterpart hereof and/or an assumption agreement in form satisfactory to the Administrative Agent.

          1.14 Removal of Borrowers. Any Borrower may, from time to time upon written notice to the Administrative Agent in the form of Exhibit C (each such notice, a "Removal of Borrower Notice") elect to remove itself as a Borrower hereunder, provided that at such time such removed Borrower has no Loans or other Obligations outstanding under this Agreement. Upon the effectiveness of such removal, such removed Borrower shall cease to be a Borrower for all purposes of this Agreement, except that all indemnification provisions of this Agreement shall survive as to such removed Borrower.

     SECTION 2. Fees; Reductions of Commitment.

          2.01 Fees. (a) Each Borrower agrees to pay to the Administrative Agent, for pro rata distribution to each Bank, its pro rata share (as calculated in accordance with the last sentence of this Section 2.01(a)) of a commitment fee (the "Commitment Fee") for the period from the Effective Date to and including the Expiry Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to 0.075% per annum on the daily average Total Unutilized Commitment. Accrued Commitment Fees shall be due and payable quarterly in arrears on the fifteenth day of the month following such calendar quarter end (unless such day is not a Business Day, in which case such accrued Commitment Fees shall be payable on the latest preceding Business Day) and on the Expiry Date, or such earlier date upon which the Total Commitment is terminated, with the allocation of such obligation among the Borrowers to be pro rata according to the relevant asset size of the respective Borrowers (or, upon prior written notice to the Administrative Agent, based on such other method acceptable to the Administrative Agent as the Board of Trustees/Directors of the Board shall determine in compliance with the Investment Company Act).

               (b) Each Borrower agrees to pay to the Administrative Agent, for the Administrative Agent's own account, its pro rata share according to the relevant asset size of the respective Borrowers (or, upon prior written notice to the Administrative Agent, such other method of allocation acceptable to the Administrative Agent as the Investment Adviser shall determine in compliance with the Investment Company Act) of such other fees as have been agreed to in writing by the Borrowers and the Administrative Agent.

          2.02 Voluntary Termination of Unutilized Commitments: Termination of Commitments. Upon at least three Business Days' prior notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment, in whole or in part, in integral multiples of $10,000,000 in the case of partial reductions to the Total Unutilized Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Bank.

     SECTION 3. Prepayments; Payments; Taxes.

          3.01 Voluntary Prepayments. The respective Borrowers shall have the right to prepay any Loan or Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:
(i) the respective Borrower shall give the Administrative Agent prior to 11:00 A.M. (Philadelphia time) (x) on the same Business Day prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Swingline Loans, (y) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans or Fed Funds Loans that are Revolving Loans, and (z) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Loans, the amount of such prepayment and the Types of Loans to be prepaid, the Borrower or Borrowers to which such Loans were made and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000, provided that if any partial prepayment of LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than $ 1,000,000, then such Borrowing may not be continued as a Borrowing of LIBOR Loans and any election of an Interest Period with respect thereto shall have no force or effect; (iii) prepayments of LIBOR Loans made pursuant to this Section 3.01 may only be made on the last day of an Interest Period applicable thereto; and (iv) each prepayment in respect of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

          3.02 Mandatory Repayments. (a) On any day on which the aggregate outstanding principal amount of Loans exceeds the Total Commitment as then in effect, the respective Borrowers shall prepay principal of Loans made to such Borrowers in an aggregate amount equal to such excess, provided that, in the event that such repayment is required as a result of a partial reduction in the Total Commitment, (x) the allocation of such required prepayment of Loans of the respective Borrowers shall be determined by the Borrowers or (y) in the absence of a determination by the Borrowers, the Administrative Agent shall allocate such mandatory repayments to outstanding Loans in its discretion, with an eye toward, but no obligation to, minimize breakage costs owing pursuant to Section 1.11.

               (b) On any day on which the aggregate outstanding principal amount of Loans, Interfund Loans and Investment Adviser Loans made to any Borrower exceeds the Borrowing Base of such Borrower as then in effect, such Borrower shall prepay principal of outstanding Loans equal to such excess.

               (c) On any day upon which any Borrower has had any Loans in any principal amount outstanding for more than 45 consecutive days, such Borrower shall repay on such day all then outstanding Loans made to such Borrower, together with accrued interest thereon.

               (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, each Borrower promises to repay all then outstanding Revolving Loans in full on the Expiry Date, and each Borrower promises to repay all then outstanding Swingline Loans in full on the Swingline Expiry Date.

          3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made (or a federal reserve wire number delivered) to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (Philadelphia time) on the date when due and shall be made in Dollars in immediately available funds at the address set forth in Section 12.03 for the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.04 Net Payments. (a) All payments made by the Borrowers hereunder will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the two succeeding sentences, taxes imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein), and any interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each applicable Borrower agrees to pay the full amount of such Taxes levied in respect of the payments of such Borrower, and such additional amounts as may be necessary so that every payment of all amounts due from such Borrower under this Agreement, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein provided, however, that no such Borrower shall be required to increase any such amounts payable to any Bank (or assignee of such Bank) that is not organized under the laws of the United States if such Bank fails to comply with subsection (b) of this Section 3.04. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the applicable Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding or income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrowers will furnish to the Administrative Agent, within 45 days after the date the payment of any Taxes are due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers agree to indemnify and hold harmless each Bank, and reimburse each Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

               (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) to provide to the Borrowers and the Administrative Agent, on or prior to the Effective Date, two original signed copies of Internal Revenue Service Form 4224 or Form 1001, or successor applicable form (including, if applicable, Form W-8ECI, W-8BEN or W-8IMY), as the case may be, certifying to such Bank's entitlement as of such date to an exemption from United States withholding tax with respect to payments to be made under this Agreement and
(ii) (x) with respect to any such Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.12 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrowers or the Administrative Agent after the Effective Date, such Bank will provide to the Borrowers and the Administrative Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 and Form W-8 or W-9, or successor applicable forms (including, if applicable, Form W-8ECI, W-8BEN or W-8IMY) certifying to such Bank's entitlement as of such date to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement or it shall promptly notify the Borrowers and the Administrative Agent of its inability as a result of a change in law or treaty to deliver any such form or certificate, in which case such Bank shall not be required to deliver any such form or certificate pursuant to this clause (b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to such Borrower such forms required to be provided to the Borrowers pursuant to the first sentence of this Section

3.04(b). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), each Borrower agrees to indemnify each Bank in the manner set forth in Section 3.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes provided, however, that the Borrowers shall not be obligated to indemnify a Bank for any amount so withheld or deducted as a result of a failure of such Bank to comply with any certification, indemnification or other reporting requirements of this Section 3.04 if compliance with such requirements is a precondition to exemption from, or reduction in, United States withholding tax with respect to payments made under this Agreement, including without limitation, the delivery by such Bank of the forms specified in this Section 3.04(b); provided further, however, that the Borrowers' obligation to pay such additional amounts (other than amounts incurred as a result of such delay) shall be reinstated upon receipt of such forms specified in this Section 3.04(b) or evidence that action with respect to obtaining such exemption or reduction has been taken.

               (c) If the Borrowers are compelled to make the additional payments required by subsections (a) and (b) of this Section 3.04, the Borrowers are entitled to remove the Bank with respect to which such payment is made if such payment is in excess of additional payments charged by other Banks, provided that no Bank shall be removed unless and until all obligations owing to such Bank hereunder have been paid in full.

               (d) Any Bank claiming any additional amounts payable pursuant to this Section 3.04 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take any actions permissible if the taking of such action would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank including changing the jurisdiction of its lending office. If such additional amounts cannot be eliminated by such actions, the Borrowers shall have the right to replace the affected Bank hereunder with a Bank not so affected which is reasonably acceptable to the Administrative Agent and a majority of the remaining Banks upon payment to such affected Bank of outstanding principal, accrued interest and fees and all other amounts due pursuant to this Agreement, including any amounts payable hereunder. No replacement of a Bank shall be made pursuant hereto if, after giving affect thereto, any amount shall be owing to such replaced Bank.

     SECTION 4. Conditions Precedent to the Effective Date. The obligation of each Bank to make Loans hereunder and the occurrence of the Effective Date are subject to the satisfaction of each of the following conditions:

          4.01 Execution of Agreement. On or prior to the Effective Date, this Agreement shall have been executed and delivered as provided in Section 12.10.

          4.02 Officers' Certificate. On the Effective Date, the Administrative Agent shall have received a certificate dated the Effective Date signed on behalf of the Borrowers by any authorized officer of the Borrowers and attested to by any other authorized officer of the Borrowers, in the form of Exhibit D with appropriate insertions, together with copies of the

Articles of Incorporation or Declaration of Trust and By-Laws of the Borrowers, the resolutions of the Borrowers referred to in such certificate and the Prospectuses, Statements of Additional Information, Investment Management Agreement and Custody Agreements of each of the Borrowers referred to in such certificate, and the foregoing shall be in form reasonably acceptable to the Administrative Agent.

          4.03 Opinion of Counsel. On the Effective Date, the Administrative Agent shall have received from the Chief Legal Officer of the Investment Adviser, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          4.04 Proceedings; Etc. On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          4.05 Adverse Change; Etc. (a) On the Effective Date, nothing shall have occurred (and the Banks shall not have become aware of any facts or conditions not previously known) which either the Administrative Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of any Borrower to perform its obligations to the Administrative Agent and the Banks under any Credit Document or which has, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of any Borrower or the Borrowers taken as a whole.

               (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals, if any, in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents or the making of any Loans.

          4.06 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of such Borrower, threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby, or which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of any Borrower or the Borrowers taken as a whole.

          4.07 Fees, Etc. On the Effective Date, the Borrowers shall have paid to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, outside legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due.

          4.08 Existing Credit Facilities. (a) On the Effective Date, the commitments under the Existing Credit Facilities shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been paid in full, all letters of credit (if any) issued thereunder shall have been terminated and all other amounts then owing pursuant to the Existing Credit Facilities shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to them that the matters set forth in this Section 4.08(a) have been satisfied at such time.

               (b) On the Effective Date, all security interests and Liens created under the Existing Credit Facilities (if any) with respect to the capital stock of, and/or assets owned by, the Borrowers shall have been terminated and released, and the Administrative Agent shall have received all such releases as they may have requested, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5. Conditions Precedent to All Loans. No Loan shall be made to any Borrower hereunder unless the following conditions are satisfied:

          5.01 No Default; Representations and Warranties. At the time of each such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default with respect to the Borrower receiving such Loan, (ii) the respective Borrower shall be in full compliance with the Investment Company Act (including, without limitation, Section 18 thereof), except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower and (iii) all representations and warranties by or with respect to such Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          5.02 Notice of Borrowing. Prior to the making of each Loan (other than a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the respective Borrower receiving such proceeds to the Banks that all the conditions specified in

Section 4 and in Sections 5.01 and 5.02 and applicable to such Loan are satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 4 and in Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the address set forth in Section 12.03 and shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, each of the Borrowers makes the following representations, warranties and agreements as to itself, all of which shall survive the execution and delivery of this Agreement and the making of the Loans, with the incurrence of each Loan on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Effective Date and on the date of each such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.01 Corporate or Trust Status. Such Borrower (i) is a corporation or trust or a series of a corporation or trust which is duly organized and validly existing and in good standing under the laws of the jurisdiction of its establishment or incorporation, (ii) has the corporate or trust power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation or trust of which such Borrower is a series taken as a whole.

          6.02 Power and Authority. Such Borrower has the power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents and has taken all necessary action (or such action has been taken on its behalf) to authorize the execution, delivery and performance by it of each of the Credit Documents. Such Borrower (or the corporation or trust of which it is a series) has duly executed and delivered each of the Credit Documents to which it is a party, and each of the Credit Documents constitutes (assuming due authorization and execution by the parties thereto other than the Borrowers) its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03 No Violation. Neither the execution, delivery or performance (including the incurrence of Loans hereunder) by such Borrower of any of the Credit Documents, nor compliance by such Borrower with the terms and provisions hereof and thereof, (i) will contravene any provision of any material law, statute, rule or regulation (including, without limitation, the Investment Company Act) or any order, writ, injunction or decree of any court or governmental instrumentality applicable to such Borrower, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate or conflict with the Investment Practices or any provision of the Articles of incorporation or Declaration of Trust, as applicable, or By-Laws of such Borrower.

          6.04 Governmental Approvals. No order, consent, approval, license; authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery or performance by such Borrower of any Credit Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          6.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The financial statements, together with the notes and schedules thereto, of such Borrower furnished to the Banks prior to the Effective Date present fairly the financial condition of such Borrower at the respective dates of such statements and the results of the operations of such Borrower for the period covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices in the U.S. consistently applied. As of the Effective Date, since the respective dates of such financial statements, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Borrower, the corporation or trust of which such Borrower is a series (if applicable), or, to the best knowledge of such Borrower, all of the Borrowers taken as a whole that would materially and adversely affect the ability of any Borrower to perform its obligations hereunder.

               (b) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a) and open trading and shareholder redemption obligations incurred in the ordinary course of business, there were, as of the Effective Date, no liabilities or obligations with respect to such Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to such Borrower. As of the Effective Date, except for open trading and shareholder redemption obligations incurred in the ordinary course of business, such Borrower knows of no basis for the assertion against it or any other Borrower of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to
Section 6.05(a) which, either individually or in the aggregate, could be material to any Borrower.

          6.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of such Borrower after due inquiry, threatened (i) with respect to any Credit Document or (ii) that would reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation or trust of which such Borrower is a series (if applicable).

          6.07 True and Complete Disclosure. None of the factual information furnished by or on behalf of such Borrower in writing to the Banks (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, and no other such factual information (taken as a whole) hereafter furnished by or on behalf of such Borrower in writing to either the Administrative Agent or any of the Banks, contains, on the date as of which such information is dated or certified, an untrue statement of a material fact or omits, on the date as of which such information is dated or certified, a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.08 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be used by such Borrower to finance temporarily the sale or purchase of portfolio securities by such Borrower, the repurchase or redemption of shares of such Borrower, or for other temporary or emergency purposes consistent with such Borrower's Investment Practices.

               (b) Neither the making of any Loan nor the use of the proceeds thereof by such Borrower will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

          6.09 ERISA. (a) Other than with respect to any ERISA Affiliate of the Prudential Series Fund, Inc., neither such Borrower nor any ERISA Affiliate of such Borrower (other than the Investment Adviser) has ever maintained or contributed to or been obligated to contribute to any "employee benefit plan" (as defined in Section 3(3) of ERISA). Schedule VI sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401 (a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401 (a) and 501 (a) of the Code; no Reportable Event has occurred; no Plan is a multiemployer plan (as defined in Section 4001 (a)(3) of ERISA); no Plan has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made or have been properly accrued on the balance sheet of such Borrower or any ERISA Affiliate of such Borrower; such Borrower has not incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to such Borrower of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no action, suit, proceeding, hearing, and/or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened, which action, suit, proceeding, hearing, audit or investigation has resulted in any material liability, or could reasonably be expected to result in any material liability, to such Borrower, no lien imposed under the Code or ERISA on the assets of such

Borrower or any ERISA Affiliate of such Borrower exists or is likely to arise on account of any Plan.

               (b) To the best knowledge of such Borrower after due inquiry, the Investment Adviser has never maintained or contributed to or been obligated to contribute to any "employee benefit plan" (as defined in Section 3(3) of ERISA) other than a Defined Contribution Plan. To the best knowledge of such Borrower after due inquiry, (i) each Defined Contribution Plan (and each related trust, insurance contract or fund) of the Investment Adviser is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, (ii) each Defined Contribution Plan (and each related trust, if any) of the Investment Adviser which is intended to be qualified under Section 401 (a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401 (a) and 501 (a) of the Code, (iii) all contributions required to be made with respect to a Defined Contribution Plan of the Investment Adviser have been timely made, (iv) the Investment Adviser has not incurred any material liability to or on account of a Defined Contribution Plan pursuant to Section 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code nor does it expect to incur any such liability under any of the foregoing sections with respect to any Defined Contribution Plan, (v) no condition exists which presents a material risk to the Investment Adviser or any ERISA Affiliate of incurring a liability to or on account of a Defined Contribution Plan pursuant to the foregoing provisions of ERISA and the Code and (vi) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Defined Contribution Plan (other than routine claims for benefits) is pending, expected or threatened.

          6.10 Compliance with Statutes, Etc. Such Borrower is in compliance with (i) all applicable statutes (including, without limitation, the Investment Company Act), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation or trust of which such Borrower is a series (if applicable), or any material adverse effect on the legality, validity or enforceability of this Agreement or any of the other Credit Documents and (ii) all investment policies and restrictions set forth in such Borrower's Articles of Incorporation or Declaration of Trust, By-Laws and Investment Practices in all material respects.

          6.11 Investment Company. Such Borrower is duly registered as an open-end management investment company, or is a series thereof, under the Investment Company Act, and such registration has not been revoked or rescinded and is in full force and effect.

          6.12 Investment Adviser. The Investment Adviser is the Manager of such Borrower and is duly registered as an investment adviser under the Investment Advisers Act, provided that, when not prohibited by law or regulation or by any other restriction (contractual or otherwise), and so long as no Default or Event of Default exists or would result therefrom, upon prior written notice to the Administrative Agent, the Investment Adviser may delegate a successor Manager that is or is not an affiliate of the Manager and which is also duly registered under the Investment Advisers Act.

          6.13 Affiliation with the Banks. Neither the respective Borrower nor any Affiliated Person of such Borrower is an Affiliated Person of any Bank.

          6.14 Senior Status. Except to the extent secured by Liens permitted by
Section 8.01, the Obligations of each Borrower hereunder rank senior to all other Indebtedness of the respective Borrower.

     SECTION 7. Affirmative Covenants. Each Borrower covenants and agrees that on and after the Effective Date and until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          7.01 Information Covenants. Such Borrower will deliver, or cause to be delivered, to the Administrative Agent with sufficient copies for each of the
Banks:

               (a) Semi-Annual and Annual Financial Statements. Within 75 days after the close of each semi-annual and as soon as practicable but not more than 120 days after the close of each annual accounting period in each fiscal year of such Borrower, a statement of assets and liabilities and a statement of operations as of the end of such accounting period, in each case with respect to such Borrower, all of which shall be certified by an officer of such Borrower, subject to normal year-end audit adjustments, together with, in the case of annual statements, a certification by an independent certified public accountant of recognized standing stating that its regular audit was conducted in accordance with generally accepted audit standards.

               (b) Quarterly Statements. Within 10 days after the close of each quarter of each calendar year, the net fund assets of each Borrower as at the end of such quarter, in the form and detail similar to those customarily prepared by the management of each of Borrower for internal use and reasonably satisfactory to the Administrative Agent, certified by an officer of such Borrower as being fairly stated in all material respects; provided, however, that if any Borrower has Loans outstanding, such Borrower shall provide the Administrative Agent with (i) such net fund assets described above in this
Section 7.0l(b) and (ii) a certificate of an officer of such Borrower showing in reasonable detail the calculations supporting such Borrower's compliance with
Section 8.09, within two Business Days after the end of each calendar week so long as any Loans to such Borrower remain outstanding.

               (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01 (a), a certificate of an officer of such Borrower to the effect that the representations and warranties by or with respect to such Borrower are true and correct in all material respects and no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

               (d) Notice of Default or Litigation. Promptly, and in any event within five Business Days after any executive officer of such Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or (ii) any litigation or governmental investigation or proceeding pending (A) against any Borrower or Borrowers which could reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or (B) with respect to any Credit Document.

               (e) ERISA Reports. As soon as possible and, in any event, within twenty (20) days after such Borrower, or any ERISA Affiliate of such Borrower knows or has reason to know of the occurrence of any of the following, such Borrower will deliver to each of the Banks a certificate of an executive officer of such Borrower setting forth the full details as to such occurrence and the action, if any, that such Borrower or the ERISA Affiliate of such Borrower are required or propose to take, together with any notices required or proposed to be given or filed by such Borrower, a Defined Contribution Plan participant or the Defined Contribution Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that such Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(l) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Defined Contribution Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; or that such Borrower will or may incur any material liability to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Defined Contribution Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA. Such Borrower will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificate or notice delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by such Borrower or any ERISA Affiliate of such Borrower with respect to any Plan shall be delivered to the Banks no later than twenty (20) days after the date such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by such Borrower or the ERISA Affiliate of such Borrower, as applicable.

               (f) Other Reports and Filings. Reasonably promptly, copies of all financial information, proxy materials, prospectuses, statements of additional information, and other information and reports (including without limitation all information, material and reports filed or distributed pursuant to Section 30 of the Investment Company Act) which such Borrower shall deliver to its shareholders as required by such Section 30.

               (g) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to such Borrower (including, without limitation, the investments of such Borrower) as any Bank may reasonably request in writing.

          7.02 Books, Records and Inspections. Such Borrower will keep proper books of record and account with respect to its operations which reflect in all material respects the transactions to which it is a party in conformity with generally accepted accounting principles and applicable law. Such Borrower will permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties of such Borrower, and to examine the books of account of such Borrower and discuss the affairs, finances and accounts of such Borrower with, and be advised as to the same by, its respective officers, and independent accountants, all at such reasonable times and intervals during normal business hours and, to the extent permissible under applicable banking regulations and auditing standards, upon reasonable advance notice and to such reasonable extent as either the Administrative Agent or such Bank may request.

          7.03 Compliance with Statutes; Etc. Such Borrower will comply with all applicable statutes (including, without limitation, the Investment Company Act), regulations and orders of and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation or trust of which such Borrower is a series (if applicable), or any material adverse effect on the legality, validity or enforceability of this Agreement or any of the other Credit Documents.

          7.04 Investment Company. Such Borrower will at all times (i) be a registered, open-end management investment company or a series thereof under the Investment Company Act and (ii) qualify and be treated as a regulated investment company under the Code.

          7.05 Compliance with Investment Practices. Such Borrower will at all times comply in all material respects with the investment policies and restrictions set forth in its Investment Practices.

          7.06 Compliance with Regulation U. Upon the request of any Bank, such Borrower will furnish to any Bank such information as such Bank may reasonably require to determine compliance by such Borrower with Regulation U.

          7.07 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.08(a).

          7.08 Anti-Terrorism Laws. Such Borrower shall not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making of or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Such Borrower shall deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its sole discretion, confirming such Borrower's compliance with this Section 7.08.

     SECTION 8. Negative Covenants. Each Borrower covenants and agrees that on and after the Effective Date and until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred by such Borrower hereunder are paid in full:

          8.01 Liens. Such Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute or execute any control agreement with respect to any of its property or assets; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following:

               (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

               (ii) Liens in respect of property or assets of such Borrower imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics', brokers' and custodians' liens and other similar Liens arising in the ordinary course of business and (a) which do not in the aggregate materially detract from the value of such Borrower's property or assets or materially impair the use thereof in the operation of the business of such Borrower or (b) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Hedging Agreements and Liens in respect thereof;

               (iv) Liens incurred by such Borrower in favor of such Borrower's Custodian; and

               (v) Liens incurred by such Borrower in the ordinary course of business in connection with portfolio investments to the extent such Liens are permitted by the provisions of such Borrower's Prospectus.

          8.02 Consolidation, Merger, Sale or Purchase of Assets, Etc. Such Borrower will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or substantially all of their respective property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets of any Person (or agree to do any of the foregoing at any future time) without the consent of the Required Banks (which consent shall not be unreasonably withheld), except:

               (i) So long as no Default or Event of Default with respect to such Borrower has occurred and is continuing, or would result therefrom, such Borrower may merge with or into, or acquire all or substantially all the assets of, another Borrower so long as the surviving Borrower assumes all of the Obligations (including, without limitation, all indemnity obligations) of such non-surviving Borrower; and

               (ii) such Borrower may sell its assets and purchase investments, in each case in the ordinary course of business as described in such Borrower's Prospectus.

          8.03 Indebtedness. Such Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii) accrued expenses, deferred taxes and current trade accounts payable, in each case incurred in the ordinary course of business;

               (iii) Indebtedness in favor of such Borrower's Custodian consisting of extensions of credit from the Custodian in the ordinary course of business;

               (iv) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which such Borrower (A) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (B) shall have obtained a performance bond and Indebtedness in respect of such performance bond; and

               (v) Indebtedness (other than Indebtedness for borrowed money) arising in connection with any other transaction permissible under the Investment Company Act and such Borrower's investment objectives and fundamental investment restrictions, including, but not limited to, Reverse Repurchase Agreements, mortgage dollar rolls, delayed delivery transactions (provided that the assets with respect thereto are segregated), when-issued securities (provided that the assets with respect thereto are segregated) and loans from other Borrowers or any other Borrower, provided that (x) Indebtedness of such Borrower pursuant to Reverse Repurchase Agreements shall not exceed 5.0% of such Borrower's total net asset value and (y) all such Indebtedness incurred by such Borrower pursuant to this clause (v) shall not exceed in the aggregate 50% of such Borrower's Asset Coverage Numerator.

Notwithstanding anything to the contrary contained in this Agreement, in no event shall such Borrower contract, create, incur, assume or suffer to exist any Senior Securities other than the Loans pursuant to this Agreement.

          8.04 Restrictions on Issuance of Capital Stock. No Borrower will issue any preferred stock which would constitute a senior security under the Investment Company Act.

          8.05 Modifications of Investment Practices, Articles of Incorporation, By-Laws and Certain Other Agreements. Such Borrower will not amend or modify, or permit the amendment or modification of, (i) such Borrower's Investment Practices in any material respect, (ii) such Borrower's Articles of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or Declaration of Trust, as applicable, or By-Laws, or any agreement entered into by it with respect to its capital stock, or enter into any new agreement with respect to its capital stock or (iii) its Investment Advisory Agreement or the Custody Agreements other than any amendments or modifications pursuant to clauses (ii) or (iii) of this Section
8.05 which are not materially adverse to the interests of the Banks.

          8.06 Business. Such Borrower will not engage (directly or indirectly) in any business other than the business in which such Borrower is engaged on the Effective Date and other businesses reasonably related thereto.

          8.07 ERISA. Such Borrower will not, or will not permit any ERISA Affiliate of such Borrower (other than the Investment Adviser or any ERISA Affiliate of the Prudential Series Fund, Inc.) to maintain or contribute or become obligated to contribute to any "employee benefit plan" (as defined in Section 3(3) of ERISA).

          8.08 Affiliated Person. Neither such Borrower nor any Affiliated Person of such Borrower will directly or indirectly own, control or hold with power to vote 5% or more of the outstanding voting securities of (or otherwise be or become an Affiliated Person of) the Administrative Agent or any Bank.

          8.09 Asset Coverage Ratio. No Borrower shall at any time permit its Asset Coverage Ratio to be less than 3.0:1.0 or such greater ratio as is provided in such Borrower's Prospectus.

          8.10 Interfund Lending. (a) Notwithstanding anything in this Agreement to the contrary (including section 8.03 hereof), any Borrower may make an Interfund Loan to another Borrower or borrow an Interfund Loan from another Borrower, may repay principal and/or interest with respect to an Interfund Loan, and the mere making, borrowing, or repaying of principal and/or interest in respect of an Interfund Loan in and of itself shall not, with respect to any Borrower party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or an Event of Default; provided that all other terms and conditions of this Agreement are satisfied, and provided, further, that:

                    (i) such Interfund Loan (u) does not cause either (A) the Asset Coverage Ratio of any Borrower to be less than the applicable minimum Asset Coverage Ratio of such Borrower pursuant to Section 8.09 of this Agreement at the time of incurrence thereof or (B) the aggregate principal amount of Loans, Interfund Loans and Investment Adviser Loans outstanding to any Borrower at the time of incurrence thereof to exceed the Borrowing Base of such Borrower at such time, (v) is not otherwise prohibited by law, (w) has been duly authorized, (x) is consistent with the terms of an applicable order of the United States Securities and Exchange Commission, (y) is not in contravention of such Borrower's Prospectus and (z) expressly ranks junior in priority to the repayment in full in cash of all outstanding Obligations under this Agreement; provided however that principal and/or interest with respect to an Interfund Loan may be repaid so long as no Default or Event of Default has occurred and is continuing under this Agreement; and

                    (ii) if, at any time, (x) an Interfund Loan is outstanding to such Borrower, (y) such Borrower has Loans outstanding, and (z) either
     (A) the Asset Coverage Ratio for such Borrower is less than the applicable minimum Asset Coverage Ratio of such Borrower pursuant to Section 8.09 of this Agreement or (B) the aggregate principal amount of Loans, Interfund Loans and Investment Adviser Loans outstanding to such Borrower at any time exceeds the Borrowing Base of such Borrower at such time, then such Borrower shall prepay outstanding Loans hereunder to the extent necessary to ensure that both the Asset Coverage Ratio of such Borrower after such prepayments is at least equal to the applicable minimum Asset Coverage Ratio of such Borrower pursuant to Section 8.09 of this Agreement and the aggregate principal amount of Loans, Interfund Loans and Investment Adviser Loans outstanding to such Borrower does not exceed the Borrowing Base of such Borrower.

               (b) Without otherwise limiting the purposes for which proceeds of any Borrowing may be used as specified in Section 6.08, subject to the satisfaction of the conditions set forth in Section 5 and the other conditions of this Agreement, including pro forma compliance with the Borrowing Base of such Borrower after giving effect to such Borrowing, a Borrower shall be expressly permitted to use the proceeds of a Borrowing of Loans hereunder to repay principal and/or interest with respect to an outstanding Interfund Loan of such Borrower.

          8.11 Investment Adviser Lending. (a) Notwithstanding anything in this Agreement to the contrary (including Section 8.03 hereof), any Borrower may borrow an Investment Adviser Loan, may repay principal and/or interest with respect to an Investment Adviser Loan, and the mere borrowing or repaying of principal and/or interest in respect of an Investment Adviser Loan, in and of itself shall not, with respect to any Borrower party thereto, constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or an Event of Default; provided that all other terms and conditions of this Agreement are satisfied, and provided, further, that:

                    (i) such Investment Adviser Loan (v) does not cause either
     (A) the Asset Coverage Ratio of any Borrower to be less than the applicable minimum Asset Coverage Ratio of such Borrower pursuant to Section 8.09 of this Agreement at the time of incurrence thereof or (B) the aggregate principal amount of Loans, Interfund Loans and Investment Adviser Loans outstanding to any Borrower at the time of incurrence thereof to exceed the Borrowing Base of such Borrower at such time, (w) is not otherwise prohibited by law, (x) has been duly authorized, (y) is not in contravention of such

     Borrower's Prospectus and (z) expressly ranks junior in priority to the repayment in full in cash of all outstanding Obligations under this Agreement; provided however that principal and/or interest with respect to an Investment Adviser Loan may be repaid so long as no Default or Event of Default has occurred and is continuing under this Agreement; and

                    (ii) if, at any time, (x) an Investment Adviser Loan is outstanding to such Borrower, (y) such Borrower has Loans outstanding, and
     (z) either (A) the Asset Coverage Ratio for such Borrower is less than the applicable minimum Asset Coverage Ratio of such Borrower pursuant to
     Section 8.09 of this Agreement or (B) the aggregate principal amount of Loans, Interfund Loans and Investment Adviser Loans outstanding to such Borrower at any time exceeds the Borrowing Base of such Borrower at such time, then such Borrower shall prepay outstanding Loans hereunder to the extent necessary to ensure that both the Asset Coverage Ratio of such Borrower after such prepayments is at least equal to the applicable minimum Asset Coverage Ratio of such Borrower pursuant to Section 8.09 of this Agreement and the aggregate principal amount of Loans, Interfund Loans and Investment Adviser Loans outstanding to such Borrower does not exceed the Borrowing Base of such Borrower.

               (b) Without otherwise limiting the purposes for which proceeds of any Borrowing may be used as specified in Section 6.08, subject to the satisfaction of the conditions set forth in Section 5 and the other conditions of this Agreement, including pro forma compliance with the Borrowing Base of such Borrower after giving effect to such Borrowing, a Borrower shall be expressly permitted to use the proceeds of a Borrowing of Loans hereunder to repay principal and/or interest with respect to an outstanding Investment Adviser Loan of such Borrower.

     SECTION 9. Events of Default. If at any time any of the following specified events (each an "Event of Default") shall be in effect with respect to a
Borrower:

          9.01 Payments. Such Borrower shall (i) default in the payment when due of any principal of any Loan or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan, or any Fees or any other amounts owing under this Agreement or with respect to any Loan other than as covered above in clause (i); or

          9.02 Representations; Etc. Any representation, warranty or statement made by such Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or


          9.03 Covenants. Such Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section
7.01 (c), 7.04, 7.05, 7.07 or Section 8, other than Section 8.09; (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.09 and such default shall continue unremedied for a period of three days; or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to such Borrower by the Administrative Agent or any Bank; or

          9.04 Default Under Other Agreements. Such Borrower shall (i) default in any payment of any Indebtedness (other than the Obligations) having an aggregate principal amount in excess of $5,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness having an aggregate principal amount in excess of $5,000,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity;

          9.05 Bankruptcy; Etc. Such Borrower or any corporation or trust of which such Borrower, is a series shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against such Borrower or any corporation or trust of which such Borrower is a series, and the petition is not controverted within 10 days, or shall continue in effect unstayed for any period of 60 consecutive days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Borrower or any corporation or trust of which such Borrower is a series, or such Borrower or any corporation or trust of which such Borrower is a series commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower or any corporation or trust of which such Borrower is a series, or there is commenced against such Borrower or any corporation or trust of which such Borrower is a series any such proceeding which shall continue in effect unstayed for any period of 60 consecutive days, or such Borrower or any corporation or trust of which such Borrower is a series is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or such Borrower or any corporation or trust of which such Borrower is a series suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; or such Borrower or any corporation or trust of which such Borrower is a series makes a general assignment for the benefit of creditors; or any corporate or trust action is taken by such Borrower or any corporation or trust of which such Borrower is a series for the purpose of effecting any of the foregoing; or

          9.06 Judgments. One or more judgments or decrees shall be entered against such Borrower (whether or not other Borrowers are parties thereto) involving a liability (not fully covered by a reputable and solvent insurance company or otherwise paid or discharged) in the aggregate amount of $10,000,000 and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

          9.07 Investment Adviser. (i) The Investment Adviser shall cease to be such Borrower's Manager, except to the extent the Administrative Agent has received prior notice of the appointment of a successor Manager that is or is not an affiliate of the Investment Adviser or (ii) any Investment Advisory Agreement with such Borrower shall cease to be in full force and effect or the Investment Adviser shall deny or disaffirm any material obligations to be performed by it under any Investment Advisory Agreement with such Borrower or shall default in the performance of any of its obligations thereunder; or

          9.08 Custody Agreement. Any Custody Agreement with such Borrower shall cease to be in full force and effect, or such Borrower or the Custodian shall have given notice, pursuant to any Custody Agreement, of the termination of such Custody Agreement, except in either case to the extent the Banks have received prior notice of the appointment of a successor custodian that is a bank or trust company organized under the laws of the U.S. having assets under custody of at least $10,000,000,000 and a long-term debt rating of not less than "A-" from a recognized rating organization and such successor Custodian has entered into an agreement that is in all material respects the same as such Custody Agreement immediately prior to the termination thereof or otherwise in form and substance satisfactory to the Administrative Agent; or


          9.09 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA; a Reportable Event shall have occurred; a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(l) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days; any Plan shall have had or is likely to have a trustee appointed to administer such Plan; any Plan shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA; a contribution required to be made with respect to a Plan has not been timely made; such Borrower or any ERISA Affiliate of such Borrower has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or a "default", within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; (b) there shall result from any such event or events the imposition of a lien against such Borrower, the granting of a security interest against such Borrower; or a liability or a material risk of incurring a liability with respect to such Borrower; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of such Borrower;


then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to such Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against such Borrower (provided, that, if an Event of Default specified in Section 9.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to such Borrower as specified in clauses (i) and (a) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment with respect to such Borrower terminated, whereupon the Total Commitment with respect to such Borrower shall forthwith terminate immediately and any accrued but unpaid Commitment Fee owing by such Borrower shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Loans, and all other Obligations owing from such Borrower hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     SECTION 10. Definitions and Accounting Terms.

          10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Borrower" shall have the meaning provided in Section 1.13.

          "Additional Borrower Request" shall have the meaning provided in
Section 1.13.

          "Administrative Agent" shall mean PNC Bank, National Association, in such capacity as Administrative Agent.

          "Affiliated Person" shall have the meaning provided in the Investment Company Act.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

          "Anti-Terrorism Law" shall mean any law relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

          "Applicable Margin" shall mean (i) in the case of Loans maintained as Base Rate Loans, 0% and (ii) in the case of Loans maintained as Fed Funds Loans or LIBOR Loans, 0.50%.

          "Asset Coverage Denominator" shall mean, at any time with respect to any Borrower, the aggregate amount of Senior Securities (including in any event all Loans hereunder, all Interfund Loans and all Investment Adviser Loans) representing Indebtedness of such Borrower at such time, determined in accordance with Section 18 of the Investment Company Act.

          "Asset Coverage Numerator" shall mean, at any time with respect to any Borrower, the total value of the investments and other assets of such Borrower, less all liabilities and Indebtedness of such Borrower not represented by Senior Securities, all determined in accordance with Section 18 of the Investment Company Act, provided that for purposes of this Agreement (i) in no event shall the total value of the investments and other assets of such Borrower as so calculated exceed such total value as would be determined in computing net asset value as described in the relevant Prospectus and (ii) in no event shall the liabilities and Indebtedness (other than Senior Securities) of such Borrower be less than the respective liabilities attributed to such Borrower for purposes of calculating net asset value as described in such Borrower's Prospectus.

          "Asset Coverage Ratio" shall mean, at any time with respect to any Borrower, the ratio of the Asset Coverage Numerator for such Borrower at such time to the Asset Coverage Denominator for such Borrower at such time.

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit F (appropriately completed).

          "Bank" shall mean each financial institution listed on Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to Section 12.04(b).

          "Bank Affiliate" shall mean, with respect to any Bank, (i) an entity that controls, is controlled by or is under common control with such Bank or
(ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Bank or an entity that controls, is controlled by or is under common control with such Bank.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the higher of (i) 0.50% in excess of the Fed Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the respective Borrower at the time of the incurrence thereof or conversion thereto.

          "Blocked Person" shall have the meaning assigned to such term in
Section 6.14.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean and include the borrowing of one Type of Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of LIBOR Loans the same Interest Period, provided that Base Rate Loans or Fed Funds Loans incurred pursuant to Sections 1.10(b) shall be considered part of the related Borrowing of LIBOR Loans.

          "Borrowing Base" shall mean, at any time for each Borrower, an amount equal to the lesser of (i) 33 1/3% of the current market value of the total assets contained in such Borrower's portfolio determined daily according to independent pricing sources and (ii) any explicit maximum borrowing amount then specified by such Borrower's Prospectus.

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York

City or Philadelphia a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the domestic or London (as the case may be) interbank Eurodollar market and (iii) with respect to the Asset Coverage Ratio information required to be delivered in each Notice of Borrowing, any day on which the respective Borrower's net asset value is required to be calculated in accordance with its Prospectus as in effect on the Effective Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule II directly below the column entitled "Commitment", as same may be (i) reduced from time to time pursuant to Sections 2.02 and/or 9 or (ii) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04(b).

          "Commitment Fee" shall have the meaning provided in Section 2.01(a).

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement and any other documents executed and delivered in connection herewith.

          "Credit Event" shall mean the making of a Loan.

          "Custodian" shall mean Bank of New York, Morgan Stanley Trust Company, PFPC Trust Company or State Street Bank and Trust Company, in its capacity as Custodian, as the case may be with respect to the applicable Borrower, or any successor Custodian appointed pursuant to the requirements of Section 9.08.

          "Custody Agreements" shall mean the custody agreements listed on
Schedule IV hereto, as amended from time to time in accordance with the terms hereof and thereof and any similar agreements with any successor Custodian to the extent such agreements meet the requirements of Section 9.08.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defined Contribution Plan" shall mean any pension plan as defined in
Section 3(34) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute) the Investment Adviser or any Borrower.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include any bank (as defined in the Investment Company Act); provided that no Affiliated Person of any Borrower and no Affiliated Person of such an Affiliated Person of any Borrower shall be an Eligible Transferee.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Event of Default" shall have the meaning provided in Section 9.

          "Executive Order No. 13224" shall mean the Executive Order No. 13224 titled "Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism", effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

          "Existing Credit Facilities" shall mean (i) the Credit Agreement, dated as of March 11, 1999, between the Prudential Series Fund, various banks and State Street Bank and Trust Company as Operations Agent and Deutsche Bank AG, New York Branch as Administrative Agent, (ii) the Credit Agreement, dated as of April 30, 2004, between American Skandia Mutual Funds on behalf of each series or portfolio named therein and PNC Bank, National Association, and (iii) and any other "redemption facility" to which any Borrower is a party.

          "Expiry Date" shall mean October 28, 2005.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fed Funds Loans" shall mean each Loan designated or deemed designated as such by the respective Borrower at the time of incurrence thereof or conversion thereto.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

          "Hedging Agreement" shall mean any financial futures contracts, agreement to purchase and sell (or write) exchange listed or over-the-counter put and call options on securities, fixed income indices and securities indices, Interest Rate Protection Agreements, foreign exchange contracts, currency swap agreements or other similar agreements or arrangements. Repurchase Agreements, Reverse Repurchase Agreements or any other securities or financial instruments or arrangements with a leveraging effect created in the ordinary course of the investment process or operations of any Borrower to the extent permitted by such Borrower's Investment Practices.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) borrowings of securities by such Person and (viii) all obligations under any Hedging Agreement or under any similar type of agreement.

          "Interest Determination Date" shall mean the second Business Day prior to the commencement of any Interest Period relating to any LIBOR Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Interfund Lending Agreement" means an agreement entered into between Borrowers party thereto, providing for the making of subordinated loans from time to time from one such fund to other such funds.

          "Interfund Loan" means any loan by a Borrower to a Borrower pursuant to an Interfund Lending Agreement.

          "Investment Adviser" shall mean Prudential Investments LLC.

          "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, including the rules and regulations promulgated thereunder.

          "Investment Adviser Lending Agreement" means an agreement entered into between a Borrower and the Investment Adviser, any entity controlling, controlled by, or in common control with the Investment Adviser, or any Subsidiary of the Investment Adviser, as the case may be, providing for the making of subordinated loans from time to time from the Investment Adviser, any entity controlling, controlled by, or in common control with the Investment Adviser, or any Subsidiary of the Investment Adviser, to such Borrower.

          "Investment Adviser Loan" means any loan by the Investment Adviser, any entity controlling, controlled by, or in common control with the Investment Adviser, or any Subsidiary of the Investment Adviser to a Borrower pursuant to an Investment Adviser Lending Agreement.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder.

          "Investment Management Agreement" shall mean the Investment Management Agreement, listed on Schedule V hereto.

          "Investment Practices" shall mean the investment objectives and fundamental investment policies and restrictions of a respective Borrower as set forth in such Borrower's Prospectus.

          "LIBOR" shall mean with respect to each Interest Period for a LIBOR Loan, (i) an interest rate per annum (rounded upwards, if necessary, to the next l/100th of 1%) equal to the rate determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rate of interest per annum for Dollars quoted by the British Bankers' Association set forth on Moneyline Telerate (or appropriate successor, or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent), display page 3750 (or such other display page on the Moneyline Telerate System as may replace such page
3750) for an amount approximately equal in principal amount to such LIBOR Loan and having a borrowing date and a maturity comparable to the Interest Period for such LIBOR Loan, divided (and rounded upward to the next whole multiple of 1/100 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "LIBOR Loan" shall mean each Loan designated as such by the respective Borrower at the time of the making thereof or conversion thereto bearing interest at the rates provided in Section 1.08(c).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, material encumbrance, material lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan and each Swingline Loan.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Manager" shall mean as to each Borrower, the "Manager" as defined in such Borrower's Prospectus on the Effective Date.

          "Margin Stock" shall have the meaning provided in Regulations T, U and X.

          "Maximum Swingline Amount" shall mean $50,000,000.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Obligations" shall mean all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time; provided that if a Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentage of such Bank shall be determined immediately prior (and without giving effect) to such termination.

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA which is subject to Title IV of ERISA and/or Section 412 of the Code and which is maintained or contributed to by (or to which there is an obligation to contribute of) any ERISA Affiliate of the Prudential Series Fund, Inc., and each such plan for the five year period immediately following the latest date on which such ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Prospectus" shall mean each Borrower's prospectus, in each case together with any Statement of Additional Information incorporated therein and as supplemented, amended or modified from time to time in accordance with the provisions of this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time, to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reportable Event" shall mean an event described in Section 4043 (c) of ERISA with respect to a Plan as to which the notice requirement has not been waived by the PBGC.

          "Repurchase Agreement" shall mean any agreement to purchase an asset presently and then to sell such asset to any other Person in the future.

          "Required Banks" shall mean Banks, the sum of whose outstanding Commitments (or after the termination thereof, the total outstanding Loans) at such time exceeds 50% of the Total Commitment (or after the termination thereof, the total outstanding Loans), provided that at any time there are only two Banks hereunder, it shall mean both Banks.

          "Reverse Repurchase Agreement" shall mean any agreement to sell an asset presently and then to repurchase such asset in the future.

          "Revolving Loan" shall have the meaning set forth in Section 1.01.

          "Senior Securities" shall have the meaning ascribed to such term in
Section 18 of the Investment Company Act.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Swingline Bank" shall mean PNC Bank, National Association.

          "Swingline Expiry Date" shall mean the date which is seven Business Days prior to the Expiry Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Taxes" shall have the meaning provided in Section 3.04(a).

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.


          "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (i) the Total Commitment at such time less (ii) the aggregate principal amount of Loans then outstanding, provided that, for purposes of calculating the Commitment Fee pursuant to Section 2.01(a), "Total Unutilized Commitment" shall mean an amount equal to the remainder of (i) the Total Commitment at such time less (ii) the aggregate principal amount of Revolving Loans then outstanding.


          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Fed Funds Loan or a LIBOR Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

          "United States" and "U.S." shall each mean the United States of America.

     SECTION 11. The Administrative Agent.

          11.01 Appointment. The Banks hereby designate PNC Bank, National Association as Administrative Agent to act as specified herein and in the other Credit

Documents. Each Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

          11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or Borrowers, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or Borrowers, or the existence or possible existence of any Default or Event of Default.

          11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.


          11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrowers, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

          11.07 The Administrative Agent in its Individual Capacity. With respect to its obligations to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks", "Required Banks" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its capacity as such. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any affiliate of a Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower or any affiliate of a Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.


          11.08 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation by the Administrative Agent shall take effect upon the appointment of a successor Administrative Agent pursuant to Sections 11.08(b) and (c) below or as otherwise provided in this Agreement.

               (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers (it being understood and agreed that any Bank is deemed to be acceptable to the Borrowers).

               (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers (such consent not to be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided in Section 11.08(b).


               (d) If no successor Administrative Agent has been appointed pursuant to Section 11.08(b) or 11.08(c) by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided in Section 11.08(b).

          11.09 Syndication Agent; Lead Arranger; Co-Lead Arranger. The Syndication Agent, Lead Arranger and Co-Lead Arranger shall have no duties or responsibilities under this Agreement.

     SECTION 12. Miscellaneous.

          12.01 Payment of Expenses, Indemnification, Etc. The Borrowers shall:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees, costs and disbursements of Ballard Spahr Andrews & Ingersoll, LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with their syndication efforts with respect to this Agreement and of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions or any other environmental claims), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents;

provided that the Borrowers shall have no obligation under this Section 12.01 to the Administrative Agent or any Bank with respect to any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent arising from the gross negligence or willful misconduct of the Person to be indemnified. To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Each Borrower's obligations under this Section
12.01 are several and not joint, with such obligations to be allocated to each Borrower pro rata based on the relative asset size of the Borrowers (or, upon prior written notice to the Administrative Agent, based on such other method acceptable to the Administrative Agent as the Board of Trustee/Directors of the Board shall determine in compliance with the Investment Company Act).

          12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the defaulting Borrower, the Investment Adviser or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such defaulting Borrower against and on account of the Obligations and liabilities of such defaulting Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder. Each Bank agrees to promptly notify the relevant Borrower after the exercise by such Bank of any right of setoff; provided that any failure on the part of any Bank to so notify such Borrower shall not affect the validity of such setoff.

          12.03 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission, telecopy transmission or posting on a secured web site), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or the next Business Day if sent by reputable overnight courier, postage prepaid, for delivery on the next Business Day, or, in the case of telecopy notice, when received during normal business hours, or in the case of electronic transmission, when received and in the case of posting on a secured web site, upon receipt of (i) notice of such posting and (ii) rights to access such web site, addressed as follows in the case of the Borrowers, the Administrative Agent and the Swingline Bank, in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

If to the Borrowers:       Prudential Investments Fund Management LLC
                           100 Mulberry Street
                           Gateway Center 3
                           Newark, NJ 07102-4077
                           Attention: Grace Torres
                           Telecopy: (973) 367-8063

If to a Bank:              At such party's address specified opposite its name
                           on Schedule III hereto

If to the Administrative   PNC Bank, National Association
Agent:                     Agency Services
                           PNC Firstside Center
                           500 First Avenue, 4th Floor
                           Pittsburgh, PA 15219
                           Attention: Lisa Pierce
                           Telecopy: (412)762-8672

provided that any notice, request or demand given to or made upon the Administrative Agent shall not be effective until received by the Administrative Agent.

          12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Banks and, provided further, that although any Bank may transfer, assign or grant participations in its rights as provided hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in the Total Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation. Notwithstanding the foregoing, so long as no Default or Event of Default exists and is continuing, without the prior written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), no Bank may grant a participation in its rights hereunder to any participant; provided that no such consent shall be required if the participant is (i) such Bank's parent company,
(ii) a Bank Affiliate or (iii) Bank under the Credit Agreement.

               (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank or to one or more Banks, provided that any such assignee is an Eligible Transferee and written notice of such assignment is provided as soon as practicable to the Administrative Agent and the Borrowers or (y) assign all or a portion of such Commitment to one or more Eligible Transferees upon the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and so long as no Default or Event of Default exists and is continuing, the Borrowers, which consent shall not be unreasonably withheld or delayed, each of which assignees shall become party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement; provided further that (i) at such time Schedule II shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) assignments shall be in minimum amounts of $5,000,000 and (iii) the Administrative Agent shall receive, at the time of each such assignment, from the assigning or assignor Bank, the payment of a non-refundable fee of $3,500. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrowers the forms described in clause (ii) of Section 3.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under this Agreement, including under Section 1.10, 1.11 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

               (c) Notwithstanding anything to the contrary contained in this
Section 12.04, in connection with any participation or assignment the respective Bank granting the assignment or participation shall (i), in the agreement with respect thereto, obtain a representation from the participant or assignee to the effect that it is not an Affiliated Person of the Investment Adviser or any Borrower, or an Affiliated Person of such an Affiliated Person of the Investment Adviser or any Borrower and (ii) inform such Person in writing that its review of all non-public information made available to such Person is subject to the confidentiality provisions contained in Section 12.16 of this Agreement.

               (d) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank, provided that no such pledge shall release the pledger Bank from its obligations hereunder.

          12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Investment Adviser and/or the Borrowers and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document, unless expressly provided otherwise, are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Borrower or the Investment Adviser shall in any case entitle any Borrower or the Investment Adviser to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank to any other or further action in any circumstances without notice or demand.

          12.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

               (b) Each of the Banks agrees that if it receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Fee, and which is in a greater proportion (relative to the amount then owed all Banks) than the amount received at the time by all other Banks, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Borrowers to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the relevant Borrower to the Banks); provided, however, that, except as otherwise specifically provided herein, all computations determining compliance with Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 6.05(a).

               (b) All computations of interest and Commitment Fees hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Fees are payable.

          12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH COURTS LACK JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH BORROWER EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, WITH RETURN RECEIPT REQUESTED, TO SUCH PERSON AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER RECEIPT. EACH OF THE BORROWERS TO THE EXTENT PERMITTED BY LAW HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED UNDER THIS AGREEMENT OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY TO THIS AGREEMENT IN ANY OTHER JURISDICTION.

               (b) TO THE EXTENT PERMITTED BY LAW, EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers at their office for delivery or notices, the Administrative Agent and each of the Banks.

          12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at address set forth in Section 12.03 or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and each of the conditions set forth in Section 4 have been satisfied or waived. The Administrative Agent will give the Borrowers and each Bank prompt notice of the occurrence of the Effective Date.

          12.11 Table of Contents and Headings Descriptive. The table of contents and the headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12 Amendment or Waiver; Etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by each Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations being directly affected in the case of following clause (i)),
(i) extend the final scheduled maturity of any Loan, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) amend, modify or waive any provision of Section 1.14 or this Section 12.12, (iii) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Commitments are included on the Effective Date) or
(iv) consent to the assignment or transfer by any Borrower of any of its respective rights or obligations under this Agreement or any Credit Document; provided further, that no such change, waiver, discharge or termination shall
(i) increase the Total Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of the Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) or (ii) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent.

          12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 3.04, 12.01 and 12.06 shall survive the execution, delivery and termination of this Agreement and the making and repayment of the Loans.

          12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased under this Agreement, including costs under
Section 1.10, 1.11 or 3.04 from those being charged by the respective Bank prior to such transfer, then the relevant Borrower shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type above resulting from changes after the date of the respective transfer).

          12.15 Limited Recourse. (a) Anything contained in this Agreement to the contrary notwithstanding, the agreements as set forth in this Agreement between each Borrower and the Administrative Agent and Banks shall be several, separate and distinct from those between each other Borrower and the Administrative Agent and Banks, and the Obligations of each Borrower shall be repaid solely from the assets of such Borrower. The Banks agree that repayment of the Obligations of a Borrower is without recourse to the assets of any other Borrower. If such Borrower is a corporation or trust, then the Banks may look solely to the assets of that corporation or trust for repayment of the Obligations. If such Borrower is a series of a corporation or trust, then the Banks may look solely to the assets of that series of the corporation or trust and not to any other assets of the corporation or trust of which it is a series.

               (b) The parties hereto agree that, with respect to the obligations of any Borrower which is a trust or a series of a trust, (i) the officers, trustees and shareholders of such trust or series of a trust shall have no personal liability in their capacity as officer, trustee or shareholder of such trust or series of a trust and (ii) the Banks shall have no recourse to the personal assets or property of any officer, trustee or shareholder of such trust; provided that nothing in this clause (b) shall limit the recourse of the Banks to any assets or property of any trust or any series of a trust.

          12.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.16, each Bank agrees that it shall not disclose without the prior consent of a Borrower (other than to its employees, auditors, advisors or counsel or to another Bank), and shall use solely for the purpose of analyzing the financial condition of the Borrowers, any information with respect to such Borrower which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is material non-public information of any Borrower, provided that any Bank may disclose such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having jurisdiction over such Bank such as the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect of any summons or subpoena binding upon it or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to the Administrative Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation in any of the

Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the provisions of this Section 12.16.

               (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to such Borrower (including, without limitation, any non-public customer information regarding the creditworthiness of such Borrower, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Bank).

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:


100 Mulberry Street, Gateway Center 3        AUTHORIZED OFFICER, on behalf of
Newark, New Jersey 07102-4077                each Borrower
Telephone No.: (973)367-7503
Telecopier No.: (973) 367-8059
Attention: Grace Torres                      By: /s/ Grace Torres
                                                 -------------------------------
                                             Name:
                                             Title: Treasurer



                                             PNC BANK, NATIONAL ASSOCIATION,
                                             Individually and as Administrative
                                             Agent


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:


                                             THE BANK OF NEW YORK,
                                             Individually and as Syndication
                                             Agent


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

Signature Page to Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

100 Mulberry Street, Gateway Center 3        AUTHORIZED OFFICER, on behalf of
Newark, New Jersey 07102-4077                each Borrower
Telephone No.: (973)367-7503
Telecopier No.: (973) 367-8059
Attention: Grace Torres                      By:
                                                 -------------------------------
                                             Name:
                                             Title:


                                             PNC BANK, NATIONAL ASSOCIATION,
                                             Individually and as Administrative
                                             Agent


                                             By: /s/ Kirk Seagers
                                                 -------------------------------
                                             Name: Kirk Seagers
                                             Title: Director


                                             THE BANK OF NEW YORK,
                                             Individually and as Syndication
                                             Agent


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

Signature Page to Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

100 Mulberry Street, Gateway Center 3        AUTHORIZED OFFICER, on behalf of
Newark, New Jersey 07102-4077                each Borrower
Telephone No.: (973)367-7503
Telecopier No.: (973) 367-8059
Attention: Grace Torres                      By:
                                                 -------------------------------
                                             Name:
                                             Title:


                                             PNC BANK, NATIONAL ASSOCIATION,
                                             Individually and as Administrative
                                             Agent


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:


                                             THE BANK OF NEW YORK,
                                             Individually and as Syndication
                                             Agent


                                             By: /s/ Walter C. Parelli
                                                 -------------------------------
                                             Name: WALTER C. PARELLI
                                             Title: Vice President

Signature Page to Credit Agreement

                                                                      SCHEDULE I

                                    BORROWERS

1.   AST Alger All-Cap Growth Portfolio, a series of American Skandia Trust

2.   AST Alliance Growth and Income Portfolio, a series of American Skandia
     Trust

3.   AST Alliance Growth Portfolio, a series of American Skandia Trust

4. AST Alliance/Berstein Growth + Value Portfolio, a series of American Skandia Trust

5. AST American Century Income & Growth Portfolio, a series of American Skandia Trust

6. AST American Century Strategic Balanced Portfolio, a series of American Skandia Trust

7.   AST Cohen & Steers Realty Portfolio, a series of American Skandia Trust

8.   AST DeAM Global Allocation Portfolio, a series of American Skandia Trust

9.   AST DeAM International Equity Portfolio, a series of American Skandia Trust

10.  AST DeAM Large-Cap Value Portfolio, a series of American Skandia Trust

11.  AST DeAM Small-Cap Growth Portfolio, a series of American Skandia Trust

12.  AST DeAM Small-Cap Value Portfolio, a series of American Skandia Trust

13.  AST Federated Aggressive Growth Portfolio, a series of American Skandia
     Trust

14.  AST Gabelli All-Cap Value Portfolio, a series of American Skandia Trust

15.  AST Gabelli Small-Cap Value Portfolio, a series of American Skandia Trust

16. AST Goldman Sachs Concentrated Growth Portfolio, a series of American Skandia Trust

17.  AST Goldman Sachs High Yield Portfolio, a series of American Skandia Trust

18.  AST Goldman Sachs Mid-Cap Growth Portfolio, a series of American Skandia
     Trust

19. AST Goldman Sachs Small-Cap Value Portfolio, a series of American Skandia Trust

20. AST Hotchkis & Wiley Large-Cap Value Portfolio, a series of American Skandia Trust

21. AST JPMorgan International Equity Portfolio, a series of American Skandia Trust

                                                                      SCHEDULE I

22.  AST Lord Abbett Bond-Debenture Portfolio, a series of American Skandia
     Trust

23.  AST Marsico Capital Growth Portfolio, a series of American Skandia Trust

24.  AST MFS Global Equity Portfolio, a series of American Skandia Trust

25.  AST MFS Growth Portfolio, a series of American Skandia Trust

26. AST Neuberger Berman Mid-Cap Growth Portfolio, a series of American Skandia Trust

27. AST Neuberger Berman Mid-Cap Value Portfolio, a series of American Skandia Trust

28.  AST PIMCO Limited Maturity Bond Portfolio, a series of American Skandia
     Trust

29.  AST PIMCO Total Return Bond Portfolio, a series of American Skandia Trust

30.  AST Sanford Bernstein Core Value Portfolio, a series of American Skandia
     Trust

31. AST Sanford Bernstein Managed Index 500 Portfolio, a series of American Skandia Trust

32. AST State Street Research Small-Cap Growth Portfolio, a series of American Skandia Trust

33. AST T. Rowe Price Asset Allocation Portfolio, a series of American Skandia Trust

34.  AST T. Rowe Price Global Bond Portfolio, a series of American Skandia Trust

35. AST T. Rowe Price Natural Resources Portfolio, a series of American Skandia Trust

36. AST William Blair International Growth Portfolio, a series of American Skandia Trust

37.  California Income Series, a series of Dryden California Municipal Fund

38.  California Series, a series of Dryden California Municipal Fund

39.  Conservative Balanced Portfolio, a series of The Prudential Series Fund,
     Inc.

40.  Diversified Bond Portfolio, a series of The Prudential Series Fund, Inc.

41. Diversified Conservative Growth Portfolio, a series of The Prudential Series Fund, Inc.

42. Dryden Active Allocation Fund, a series of The Prudential Investment Portfolios, Inc.

43.  Dryden Global Total Return Fund, Inc.

44.  Dryden Government Income Fund, Inc.

                                                                      SCHEDULE I

45.  Dryden High Yield Fund, Inc.

46.  Dryden International Equity Fund, a series of Prudential World Fund, Inc.

47.  Dryden Large-Cap Core Equity Fund, a series of Dryden Tax-Managed Funds

48.  Dryden National Municipals Fund, Inc.

49. Dryden Short-Term Corporate Bond Fund, a series of Dryden Short-Term Corporate Bond Fund, Inc.

50.  Dryden Small-Cap Core Equity Fund, Inc.

51.  Dryden Stock Index Fund, a series of Dryden Index Series Fund

52.  Dryden Total Return Bond Fund, Inc.

53. Dryden Ultra Short Bond Fund, a series of the Dryden Short-Term Corporate Bond Fund, Inc.

54.  Equity Portfolio, a series of The Prudential Series Fund, Inc.

55.  Flexible Managed Portfolio, a series of The Prudential Series Fund, Inc.

56.  Florida Series, a series of Dryden Municipal Series Fund

57.  Global Portfolio, a series of The Prudential Series Fund, Inc.

58.  Government Income Portfolio, a series of The Prudential Series Fund, Inc.

59.  High Income Series, a series of Dryden Municipal Bond Fund

60.  High Yield Bond Portfolio, a series of The Prudential Series Fund, Inc.

61.  Insured Series, a series of Dryden Municipal Bond Fund

62.  Intermediate-Term Bond Portfolio, a series of The Target Portfolio Trust

63.  International Bond Portfolio, a series of The Target Portfolio Trust

64.  International Equity Portfolio, a series of The Target Portfolio Trust

65.  Jennison 20/20 Focus Portfolio, a series of The Prudential Series Fund,
     Inc.

66. Jennison Equity Opportunity Fund, a series of The Prudential Investment Portfolios, Inc.

67.  Jennison Financial Services Fund, a series of Jennison Sector Funds, Inc.

                                                                      SCHEDULE I

68.  Jennison Global Growth Fund, a series of Prudential World Fund, Inc.

69.  Jennison Growth Fund, a series of The Prudential Investment Portfolios,
     Inc.

70.  Jennison Health Sciences Fund, a series of Jennison Sector Funds, Inc.

71.  Jennison Natural Resources Fund, Inc.

72.  Jennison Portfolio, a series of The Prudential Series Fund, Inc.

73.  Jennison Small Company Fund, Inc.

74.  Jennison Technology Fund, a series of Jennison Sector Funds, Inc.

75.  Jennison U.S. Emerging Growth Fund, Inc.

76.  Jennison Utility Fund, a series of Jennison Sector Funds, Inc.

77.  Jennison Value Fund


78. JennisonDryden Conservative Allocation Fund, a series of The Prudential Investment Portfolios, Inc.



79. JennisonDryden Growth Allocation Fund, a series of The Prudential Investment Portfolios, Inc.



80. JennisonDryden Moderate Allocation Fund, a series of The Prudential Investment Portfolios, Inc.


81.  Jennsion 20/20 Focus Fund

82.  Large Capitalization Growth Portfolio, a series of The Target Portfolio
     Trust

83.  Large Capitalization Value Portfolio, a series of The Target Portfolio
     Trust

84.  Mortgage Backed Securities Portfolio, a series of The Target Portfolio
     Trust

85.  Natural Resources Portfolio, a series of The Prudential Series Fund, Inc.

86.  New Jersey Series, a series of Dryden Municipal Series Fund

87.  New York Series, a series of Dryden Municipal Series Fund

88. Nicholas-Applegate Growth Equity Fund, a series of Nicholas-Applegate Fund, Inc.

89.  Pennsylvania Series, a series of Dryden Municipal Series Fund

90.  Prudential's Gibraltar Fund

                                                                      SCHEDULE I

91.  Small Capitalization Growth Portfolio, a series of The Target Portfolio
     Trust

92. Small Capitalization Stock Portfolio, a series of The Prudential Series Fund, Inc.

93.  Small Capitalization Value Portfolio, a series of The Target Portfolio
     Trust

94. SP Aggressive Growth Asset Allocation Portfolio, a series of The Prudential Series Fund, Inc.

95. SP AIM Aggressive Growth Portfolio, a series of The Prudential Series Fund, Inc.

96.  SP AIM Core Equity Portfolio, a series of The Prudential Series Fund, Inc.

97. SP Alliance Large Cap Growth Portfolio, a series of The Prudential Series Fund, Inc.

98. SP Balanced Asset Allocation Portfolio, a series of The Prudential Series Fund, Inc.

99. SP Conservative Asset Allocation Portfolio, a series of The Prudential Series Fund, Inc.

100. SP Davis Value Portfolio, a series of The Prudential Series Fund, Inc.

101. SP Deutsche International Equity Portfolio, a series of The Prudential Series Fund, Inc.

102 SP Goldman Sachs Small Cap Value Portfolio, a series of The Prudential Series Fund, Inc.

103. SP Growth Asset Allocation Portfolio, a series of The Prudential Series Fund, Inc.

104. SP Large Cap Value Portfolio, a series of The Prudential Series Fund Inc.

105. SP MFS Capital Opportunities Portfolio, a series of The Prudential Series Fund, Inc.

106. SP Mid Cap Growth Portfolio, a series of The Prudential Series Fund, Inc.

107. SP PIMCO High Yield Portfolio, a series of The Prudential Series Fund, Inc.

108. SP PIMCO Total Return Portfolio, a series of The Prudential Series Fund,
     Inc.

109. SP Prudential U.S. Emerging Growth Portfolio, a series of The Prudential Series Fund, Inc.

110. SP State Street Research Small-Cap Growth Portfolio, a series of The Prudential Series Fund, Inc.

111. SP Strategic Partners Focused Growth Portfolio, a series of The Prudential Series Fund, Inc.

112. SP Technology Portfolio, a series of The Prudential Series Fund, Inc.

113. SP William Blair International Growth Portfolio, a series of The Prudential Series Fund, Inc.

                                                                      SCHEDULE I

114. Stock Index Portfolio, a series of The Prudential Series Fund, Inc.

115. Strategic Partners Balanced Fund, a series of Strategic Partners Mutual Funds, Inc.

116. Strategic Partners Bond Fund, a series of Strategic Partners Mutual Funds, Inc.

117. Strategic Partners Capital Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

118. Strategic Partners Capital Income Fund, a series of Strategic Partners Mutual Funds, Inc.

119. Strategic Partners Concentrated Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

120. Strategic Partners Conservative Growth Fund, a series of Strategic Partners Asset Allocation Funds

121. Strategic Partners Core Value Fund, a series of Strategic Partners Mutual Funds, Inc.

122. Strategic Partners Equity Fund, Inc.

123. Strategic Partners Equity Income Fund, a series of Strategic Partners Mutual Funds, Inc.

124. Strategic Partners Focused Growth Fund, a series of Strategic Partners Opportunity Funds

125. Strategic Partners Focused Value Fund, a series of Strategic Partners Opportunity Funds

126. Strategic Partners Growth with Income Fund, a series of Strategic Partners Mutual Funds, Inc.

127. Strategic Partners Health Sciences Fund, a series of Strategic Partners Mutual Funds, Inc.

128. Strategic Partners High Growth Fund, a series of Strategic Partners Asset Allocation Funds

129. Strategic Partners High Yield Bond Fund, a series of Strategic Partners Mutual Funds, Inc.

130. Strategic Partners International Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

131. Strategic Partners International Value Fund, a series of Prudential World Fund, Inc.

132. Strategic Partners Large Capitalization Growth Fund, a series of Strategic Partners Style Specific Funds

133. Strategic Partners Large Capitalization Value Fund, a series of Strategic Partners Style Specific Funds

134. Strategic Partners Managed Index 500 Fund, a series of Strategic Partners Mutual Funds, Inc.

135. Strategic Partners Managed Large Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

136. Strategic Partners Managed OTC Fund, a series of Strategic Partners Mutual Funds, Inc.

                                                                      SCHEDULE I

137. Strategic Partners Managed Small Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

138. Strategic Partners Mid Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

139. Strategic Partners Mid-Cap Value Fund, a series of Strategic Partners Opportunity Funds

140. Strategic Partners Moderate Growth Fund, a series of Strategic Partners Asset Allocation Funds

141. Strategic Partners New Era Growth Fund, a series of Strategic Partners Opportunity Funds

142. Strategic Partners Real Estate Securities Fund

143. Strategic Partners Relative Value Fund, a series of Strategic Partners Mutual Funds, Inc.

144. Strategic Partners Small Cap Growth Opportunity Fund, a series of Strategic Partners Mutual Funds, Inc.

145. Strategic Partners Small Capitalization Growth Fund, a series of Strategic Partners Style Specific Funds

146. Strategic Partners Small Capitalization Value Fund, a series of Strategic Partners Style Specific Funds

147. Strategic Partners Small Company Fund, a series of Strategic Partners Mutual Funds, Inc.

148. Strategic Partners Technology Fund, a series of Strategic Partners Mutual Funds, Inc.

149. Strategic Partners Total Return Bond Fund, a series of Strategic Partners Style Specific Funds

150. Total Return Bond Portfolio, a series of The Target Portfolio Trust

151. Value Portfolio, a series of The Prudential Series Fund, Inc.

152. Zero Coupon Bond Portfolio 2005, a series of The Prudential Series Fund,
     Inc.

                                                                     SCHEDULE II

                        COMMITMENTS

                                   Revolving
                                    Credit       Swing Line
Name of Bank                      Commitment     Commitment
------------------------------   ------------   -----------
PNC Bank, National Association   $250,000,000   $50,000,000

The Bank of New York             $250,000,000   $         0

   TOTAL                         $500,000,000   $50,000,000
                                 ============   ===========

                                                                    SCHEDULE III

                                 BANK ADDRESSES

PNC Bank, National Association   1600 Market Street
                                 21st Floor
                                 Philadelphia, PA 19103
                                 Telephone Number: (215) 585-6290
                                 Telecopier Number: (215) 585-6987
                                 Attention: D. Kirk Seagers, Vice President

The Bank of New York             One Wall Street
                                 New York, NY 10286
                                 Telephone Number: (212) 635-8266
                                 Telecopier Number: (212) 809-9520
                                 Attention: William Stanton, Managing Director

                                      III-1

                                                                     SCHEDULE IV

                               CUSTODY AGREEMENTS

                               CUSTODIAN CONTRACT

                                     Between

                   EACH OF THE PARTIES INDICATED ON APPENDIX A

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 1. Employment of Custodian and Property to be Held by It....................-1-

 2. Duties to the Custodian with Respect to Property of The Fund Held By the Custodian in the United States....................................-2-
     2.1  Holding Securities.................................................-2-
     2.2  Delivery of Securities.............................................-2-
     2.3  Registration of Securities.........................................-6-
     2.4  Bank Accounts......................................................-7-
     2.5  Availability of Federal Funds......................................-7-
     2.6  Collection of Income...............................................-8-
     2.7  Payment of Fund Monies.............................................-8-
     2.8  Liability for Payment in Advance of Receipt of Securities
             Purchased......................................................-11-
     2.9  Appointment of Agents.............................................-11-
    2.10  Deposit of Securities in Securities Systems.......................-11-
    2.10A Fund Assets Held in the Custodian's Direct Paper System...........-13-
    2.11  Segregated Account................................................-14-
    2.12  Ownership Certificates for Tax Purposes...........................-15-
    2.13  Proxies.......................................................... -16-
    2.14  Communications Relating to Fund Portfolio Securities..............-16-
    2.15  Reports to Trust by Independent Public Accountants................-16-

 3. Duties of the Custodian with Respect to Property of the Fund Held
       Outside of the United States.........................................-17-
     3.1  Appointment of Foreign Sub-Custodians.............................-17-
     3.2  Assets to be Held.................................................-17-
     3.3  Foreign Securities Depositories...................................-18-
     3.4  Segregation of Securities.........................................-18-
     3.5  Agreements with Foreign Banking Institutions......................-18-
     3.6  Access of Independent Accountants of the Fund.....................-19-
     3.7  Reports by Custodian..............................................-19-
     3.9  Liability of Foreign Sub-Custodians...............................-20-
    3.10  Liability of Custodian............................................-21-
    3.11  Reimbursements for Advances.......................................-21-
    3.12  Monitoring Responsibilities.......................................-22-
    3.13  Branches of U.S. Banks............................................-22-

 4. Payments for Repurchases or Redemptions and Sales of Shares of the
       Fund.................................................................-23-

 5.       Proper Instructions...............................................-24-

 6.       Actions Permitted without Express Authority.......................-24-

 7.       Evidence of Authority.............................................-25-

 8. Duties of Custodian with Respect to the Books of Account and
       Calculation of Net Asset Value and Net Income........................-26-

 9.       Records...........................................................-26-

10.       Opinion of Fund's Independent Accountant..........................-27-

11.       Compensation of Custodian.........................................-27-

12.       Responsibility of Custodian.......................................-27-

13.       Effective Period, Termination and Amendment.......................-29-

14.       Successor Custodian...............................................-30-

15.       Interpretive and Additional Provisions............................-32-

16.       Massachusetts Law to Apply........................................-32-

17.       Prior Contracts...................................................-32-

18.       The Parties.......................................................-32-

19.       Limitation of Liability...........................................-33-

                               CUSTODIAN CONTRACT

     This Contract between State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian", and each Fund listed on Appendix A which evidences its agreement to be bound hereby executing a copy of this Contract (each such Fund individually hereinafter referred to as the "Fund").

          WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Employment of Custodian and Property to be Held by It

     The Fund hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation/ Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors/ Trustees of the Fund, and provided that the Custodian shall have the same responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed as any such sub-custodian has to the Custodian, provided that the Custodian agreement with any such domestic sub-custodian shall impose on such sub-custodian responsibilities and liabilities similar in nature and scope to those imposed by this Agreement with respect to the functions to be performed by such sub-custodian. The Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of The Fund Held By the Custodian in the United States.

     2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic securities owned by the Fund, other than
(a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

     2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book-entry system account ("Direct Paper System") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

          (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

          (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

          (4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

          (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

          (7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with

               "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

          (8) For exchange or conversation pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          (10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

          (11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

          (12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

          (13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

          (14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

          (15) For any other proper business purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors/Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such securities shall be made.


     2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominees of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section
2.9 or in the name or nominee name of any sub-custodian appointed pursuant to
Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund, in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be approved by vote of a majority of the Board of Directors/Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     2.5 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Trust which are deposited into the Fund's account.

     2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

     2.7 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

          (1) Upon the purchase of securities held domestically, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of

               1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer;
               (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section
               2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
               Section 2.10A; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in
               Article 5;


          (2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

          (3) For the redemption or repurchase of Shares issued by the Fund as set forth in Article 4 hereof;

          (4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

          (5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

          (6) For payment of the amount of dividends received in respect of securities sold short;

          (7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of Board of Directors/Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

     2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this
Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     2.10 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

          (1) The Custodian may keep domestic securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          (2) The records of the Custodian with respect to domestic securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

          (3) The Custodian shall pay for domestic securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii.) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of domestic securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish promptly to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

          (4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

          (5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 13 hereof;

          (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.10A Fund Assets Held in the Custodian's Direct Paper System The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

          (1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

          (2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          (3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

          (4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

          (5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;

          (6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time;

     2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash, government securities or liquid, high-grade debt obligations in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purpose of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors/Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.

     2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

     2.14 Communications Relating to Fund Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities held domestically and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date of which the Custodian is to take such action.

     2.15 Reports to Fund by Independent Public Accountants. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

     3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Directors/Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

     3.2 Assets to be Held. The Custodian shall limit the securities and other asserts maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

     3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

     3.4 Segregation of Securities. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

     3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in
Exhibit I hereto and shall provide that (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

     3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

     3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

     3.8 Transactions in Foreign Custody Account

          (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, in their entirety to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

          (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefore (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

          (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

     3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph
3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

     3.11 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominees shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as any arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

     3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

     3.13 Branches of U.S. Banks

          (a) Except as otherwise set forth in this Contract, the provisions of
Article 3 shall not apply where the custody of the Fund assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by
Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

          (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

4. Payments for Repurchases or Redemptions and Sales of Shares of the Fund

     From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation/Declaration of Trust and any applicable votes of the Board of Directors/Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

     The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

5. Proper Instructions

     Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the officers of the Fund shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. It is understood and agreed that the Board of Directors/Directors/Trustees has authorized (i) Prudential Mutual Fund Management Inc., as Manager of the Fund, and (ii) The Prudential Investment Corporation (or Prudential-Bache Securities Inc.), as Subadviser to the Fund, to deliver proper instructions with respect to all matters for which proper instructions are required by this Article 5. The Custodian may rely upon the certificate of an officer of the Manager or Subadviser, as the case may be, with respect to the person or persons authorized on behalf of the Manager and Subadviser, respectively, to sign, initial or give proper instructions for the purpose of this Article 5. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6. Actions Permitted without Express Authority

     The Custodian may in its discretion, without express authority from the
Fund:

          (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

          (2) surrender securities in temporary form for securities in definitive form;

          (3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

          (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors/Trustees of the Fund.

7. Evidence of Authority

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors/Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors/ Trustees pursuant to the Articles of Incorporation/Declaration of Fund as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors/Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9. Records

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10. Opinion of Fund's Independent Accountant

     The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-2 (in the case of a closed end fund) and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11. Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

12. Responsibility of Custodian

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

     The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

     If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement provided, however that, prior to disposing of Fund assets hereunder, the Custodian shall give the Fund notice of its intention to dispose of assets identifying such assets and the Fund shall have one business day from receipt of such notice to notify the Custodian if the Fund wishes the Custodian to dispose of Fund assets of equal value other than those identified in such notice.

13. Effective Period, Termination and Amendment

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under
Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation/Declaration of Trust, and further, provided, that the Fund may at any time by action of its Board of Directors/Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14. Successor Custodian

     If a successor custodian shall be appointed by the Board of Directors/Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors/Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors/Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the

Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors/Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15. Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation/ Declaration of Trust of the Fund. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16. Massachusetts Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

17. Prior Contracts

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

18. The Parties

     All references herein to the "Fund" are to each of the Funds listed on Appendix A individually, as if this Contract were between such individual Fund and the Custodian. With respect to any Fund listed on Appendix A which is organized as a Massachusetts Business trust, references to Board of Directors and Articles of Incorporation shall be deemed a reference to Board of Directors/Trustees and Articles of Incorporation/Declaration of Trust respectively and reference to shares of capital stock shall be deemed a reference to shares of beneficial interest.

19. Limitation of Liability

     Each Fund listed on Appendix A that is referenced as a Massachusetts Business Trust is the designation of the Trustees under a Declaration of Trust, dated (see Appendix A) and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the dates set forth on Appendix A.

ATTEST                                    STATE STREET BANK AND TRUST COMPANY


                                          By
------------------------------               -----------------------------------


ATTEST                                    EACH OF THE FUNDS LISTED ON APPENDIX A


                                          By
------------------------------               -----------------------------------
S. Jane Rose                                 Richard A. Redeker
Secretary                                    President

                                CUSTODY AGREEMENT

     AGREEMENT, dated as of November 7, 2002 between each Fund listed on the attached Schedule A hereto, including any series thereof (each a "Fund") each having its principal office and place of business at 100 Mulberry Street, Newark, New Jersey 07102 (the "Fund") and The Bank of New York, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 ("Custodian").

                                   WITNESSETH:

that for and in consideration of the mutual promises hereinafter set forth the Fund and Custodian agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words shall have the meanings set forth below:

     1. "Authorized Person" shall be any person, whether or not an officer or employee of the Fund, duly authorized by the Fund's board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as
Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

     2. "BNY Affiliate" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

     3. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

     4. "Business Day" shall mean any day on which Custodian and relevant Depositories are open for business.

     5. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Fund by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

     6. "Composite Currency Unit" shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

     7. "Depository" shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.

     8. "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.

     9. "Instructions" shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, or dedicated transmission lines.

     10. "Oral Instructions" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

     11. "Series" shall mean the various portfolios, if any, of the Funds listed on Schedule A hereto, and if none are listed references to Series shall be references to the Funds.

     12. "Securities" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

     13. "Subcustodian" shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Fund from time to time, and their respective successors and nominees.

                                   ARTICLE II
                       APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

     1. (a) The Fund hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of the Fund.

          (b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Fund and Custodian may agree upon (each a "Special

Account"), and Custodian shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.

          (c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, futures commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Fund and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Fund may specify in a Certificate or Instructions.

     2. The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:

          (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

          (b) This Agreement has been duly authorized, executed and delivered by the Fund, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

          (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

          (d) It will not knowingly use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;

          (e) Unless The Bank of New York is the Fund's foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the '"40 Act"), either its board or its foreign custody manager has determined that use of each Subcustodian (including any Replacement Custodian) and each Depository which Custodian or any Subcustodian is authorized to utilize in accordance with Section l(a) of Article III hereof, satisfies the applicable requirements of the '40 Act and Rules 17f-4 or 17f-5 thereunder, as the case may be;

          (f) The Fund or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the '40 Act;

          (g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Fund, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

          (h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Fund does not exceed the amount such Fund is permitted to borrow under the '40 Act;

          (i) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the '40 Act;

          (j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

          (k) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

     3. The Fund hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian's request a Form FR U-l (or successor form) whenever the Fund borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

                                   ARTICLE III
                          CUSTODY AND RELATED SERVICES

     1. (a) Subject to the terms hereof, the Fund hereby authorizes Custodian to hold any Securities received by it from time to time for the Fund's account. Custodian shall be entitled to utilize Depositories, Subcustodians, and, subject to subsection(c) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the "Replacement Subcustodian"). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Fund's board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the '40 Act and Rule 17f-5 thereunder.

          (b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

          (c) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks in accordance with the requirements of the '40 Act and Rule 17f-7 hereunder. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities. In the event that the Custodian shall determine that a Foreign Depository no longer meets the requirements of Rule 17f-7, the Fund's assets maintained in such Foreign Depository shall be withdrawn as soon as reasonably practical, and the Custodian shall notify the Fund of any securities maintained in any such Foreign Depository which may not be withdrawn.

     2. Custodian shall furnish the Fund with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

     3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

          (a) Receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid;

          (b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Fund as promptly as practicable of any such amounts due but not paid;

          (c) Forward to the Fund copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

          (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

          (e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

          (f) Endorse for collection checks, drafts or other negotiable instruments.

     4. (a) Custodian shall promptly notify the Fund of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Fund.

          (b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Fund's Certificate or Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify in writing to the Fund). Absent Custodian's timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities, provided that Custodian shall have provided prompt timely notice of any notice it actually received.

     5. All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee. For Securities issued in the United States, Custodian's only duty shall be to mail to the Fund any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, Custodian's only duty shall be to provide the Fund with access to a provider of global proxy services at the Fund's request. The Fund shall be responsible for all costs associated with its use of such services.

     6. Custodian shall promptly advise the Fund upon Custodian's actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Fund has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

     7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

     8. The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of the Fund or any transaction related thereto. The Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Fund to Custodian hereunder. The Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Fund, its successors and assigns notwithstanding the termination of this Agreement.

     9. (a) For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to Custodian.

          (b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

     10. Custodian shall promptly send to the Fund (a) any reports it receives from a Depository on such Depository's system of internal accounting control, and (b) such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

     11. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

                                   ARTICLE IV
                        PURCHASE AND SALE OF SECURITIES;
                               CREDITS TO ACCOUNT

     1. Promptly after each purchase or sale of Securities by the Fund, the Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

     2. The Fund understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. The Fund assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

     3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

                                    ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS


     1. If Custodian should in its sole discretion advance funds on behalf of any Fund which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Fund shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Fund, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Fund for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Fund is for any other reason indebted to Custodian with respect to a Fund, including any indebtedness to The Bank of New York under the Fund's Cash Management and Related Services Agreement, if any (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Fund payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Fund at any time held by Custodian for the benefit of such Fund or in which such Fund may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting in Custodian's behalf. The Fund authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Funds' credit on Custodian's books, provided that Custodian shall promptly notify the Fund of any such charges.

     2. If the Fund borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) or from any other person (as may be permitted by an SEC exemptive order), for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing,
(d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the '40 Act and the Fund's prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

                                   ARTICLE VI
                         SALE AND REDEMPTION OF SHARES

     1. Whenever the Fund shall sell any shares issued by the Fund ("Shares") it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Fund.

     2. Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Fund for which such money was received.

     3. Except as provided hereinafter, whenever the Fund desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Fund.

     4. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, Custodian, unless otherwise instructed by a Certificate or Instructions, shall, upon presentment of such check, charge the amount thereof against the money held in the Account of the Fund of the Shares being redeemed, provided, that if the Fund or its agent timely advises Custodian that such check is not to be honored, Custodian shall return such check unpaid.

                                   ARTICLE VII
                     PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

     1. Whenever the Fund shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Fund specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

     2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Fund the total amount payable to the dividend agent of the Fund specified therein.

                                  ARTICLE VIII
                              CONCERNING CUSTODIAN

     1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against the Fund, except those Losses arising out of Custodian's own negligence or willful misconduct. Custodian shall have no liability whatsoever for the action or inaction of any Depositories, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder, of any Foreign Depositories. With respect to any Losses incurred by the Fund as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian's sole responsibility and liability to the Fund shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall BNY or any Subcustodian be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Fund, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of
Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder, any Foreign Depository; or (viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

          (b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder or result in any additional costs to a Fund except as otherwise provided in the Fee Schedule between the Funds and the Custodian.

          (c) The Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Custodian for those Losses arising out of Custodian's own negligence or willful misconduct. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement.

     2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

          (a) Any Losses incurred by the Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

          (b) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

          (c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

          (d) The legality of the declaration or payment of any dividend or distribution by the Fund;

          (e) The legality of any borrowing by the Fund;

          (f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due;

          (g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian's receipt or non-receipt of any such payment; or

          (h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Fund and specifically allocated to a Fund are such as properly may be held by the Fund or such Fund under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

     3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

     4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

     5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

     6. The Fund shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian's standard rates for such services as may be applicable. The Fund shall reimburse Custodian for all costs associated with the conversion of the Fund's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Fund shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

     7. Custodian has the right to debit any cash account for any amount payable by the Fund in connection with any and all obligations of the Fund to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Fund shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Fund to retain or set-off, against such obligations of the Fund, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency or Composite Currency Unit. Any such asset of, or obligation to, the Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

     8. The Fund agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Fund elects to transmit Instructions through an on-line communications system offered by Custodian, the Fund's use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto, and Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

     9. The books and records pertaining to the Fund which are in possession of Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the '40 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

     10. Custodian agrees that all non-public books, records and information prepared or maintained by it in connection with its performance of services under this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, entity or organization, except Custodian may disclose the same to its examiners, regulators, and its internal and external accountants, auditors and counsel, and to any other person, entity or organization if the Custodian is advised by its counsel that it could be liable for a failure to do so. In the event of any demand served on or received by Custodian for the production or release of any non-public books, records or information, Custodian shall endeavor where circumstances permit promptly to notify the Fund of such demand or request and to seek permission from the Fund.

     11. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

     12. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

                                   ARTICLE IX
                                   TERMINATION

     1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

     2. If a successor custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

     1. The Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 100 Church Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at 100 Mulberry Street, Newark, New Jersey 07102, or at such other place as the Fund may from time to time designate in writing.

     4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

     5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Fund and any amendment to Appendix I hereto need be signed only by Custodian. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     7. Nothing combined in this Agreement shall affect the terms and conditions of that certain Foreign Custody Manager Agreement between The Bank of New York and the Fund of each date.

     8. Custodian shall annually provide to the Fund its FAS 70 Report.

     9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     10. All references herein to the "Fund" are to each of the Funds listed on the attached Schedule A individually, as if this Agreement were between such individual Fund and the Custodian. Without limiting the generality of the foregoing, no Fund or series of a Fund shall be liable for any obligations of any other Fund or series, as applicable.

     11. With respect to each Fund listed on Schedule A that is a Massachusetts business trust, all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Directors/Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     12. This Agreement contains the full and complete understanding between the parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

     13. The Custodian agrees to provide to the Fund such certifications with respect to the Sarbanes-Oxley Act of 2002, as Custodian generally provides to its mutual fund custodial customers.

     IN WITNESS WHEREOF, the Fund and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                                  EACH FUND LISTED ON SCHEDULE A
                                                  HERETO


                                                  By: /s/ Robert F. Gunia
                                                      --------------------------
                                                  Title: Vice President

                                                  Tax Identification No:


                                                  THE BANK OF NEW YORK


                                                  By: /s/ Edward G. McGann
                                                      --------------------------
                                                  Title: Vice President

                                   SCHEDULE I
                        CERTIFICATE OF AUTHORIZED PERSONS
                   (The Fund - Oral and Written Instructions)

     The undersigned hereby certifies that he/she is the duly elected and acting of each Fund listed on Schedule A hereto (each a "Fund"), and
---------------
further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund's Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Custody Agreement between the Fund and Custodian
dated            , and that the signatures appearing opposite their names are
      -----------
true and correct:


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature


--------------------------   ------------------------   ------------------------
Name                         Title                      Signature

     This certificate supersedes any certificate of Authorized Persons you may currently have on file.


[seal]                                       By:
                                                 -------------------------------
                                                 Title:

Date:

                                   APPENDIX I

                              THE BANK OF NEW YORK

                  ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

                              TERMS AND CONDITIONS

     1. License; Use. Upon delivery to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person of the Fund of software enabling the Fund to obtain access to the System (the "Software"), Custodian grants to the Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). The Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software. The Fund acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. The Fund shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian's prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian's request.

     2. Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

     3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian or its suppliers. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control.

     4. Modifications. Custodian reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as Custodian may direct. The Fund agrees not to modify or attempt to modify the Software without Custodian's prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

     5. NO REPRESENTATIONS OR WARRANTIES. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE FUND ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED "AS IS." OTHER THAN AS PROVIDED SECTION 5.1 BELOW, IN NO EVENT SHALL EITHER PARTY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF SUCH PARTY OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

     5.1 (a) Custodian shall defend the Fund, and pay any damages finally awarded by a court of competent jurisdiction, in any action or proceeding commenced by a third party against the Fund based on a claim that the Software or Services infringe upon a United States patent, copyright, or trade secret, provided that the Fund (i) notifies Custodian promptly of any such action or claim, (ii) grants Custodian full and exclusive authority to defend, compromise or settle such claim or action, and (iii) provides Custodian all assistance reasonably necessary to so defend, compromise or settle. The foregoing obligations shall not apply, however, to any claim or action arising from (i) the Fund's use of the Software or Services in a manner not authorized by this Agreement, (ii) the Fund's use of the Software or Services in combination with other software or services not supplied by the Bank or (iii) the Fund's use of a superseded version of the Software after a current version has been made available to the Fund.

          (b) In the event that the Software or Services are found to infringe upon a patent, copyright, trade secret, or other proprietary right, or in Custodian's opinion the Software or Services are likely to be found to so infringe, Custodian may, at its sole option, (i) procure for the Fund the right to continue using the Software or Services, (ii) replace the Software or Services with software or services that are non-infringing, or (iii) terminate this Agreement and refund to the Fund any pre-paid charges relating to the Software or Services.

          (c) THIS SECTION 5.1 STATES THE CUSTODIAN'S SOLE OBLIGATION, AND THE FUND'S SOLE REMEDY, WITH RESPECT TO ANY CLAIM OF INFRINGEMENT BY THE SOFTWARE OR SERVICES.

     6. Security; Reliance; Unauthorized Use. The Fund will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions. Custodian agrees that the Fund's investment advisor shall be entitled to use, install and/or access the Software for the benefit of the Fund, provided such investment advisor agrees in an executed writing delivered to Custodian to be bound by the terms of this Appendix. Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System. The Fund acknowledges that it is its sole responsibility to assure that only persons duly authorized use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

     7. System Acknowledgments. Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by Custodian.

     8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO THE FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Fund hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

     9. ENCRYPTION. The Fund acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Fund agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

                                   SCHEDULE A

Strategic Partners Style Specific Funds

     Strategic Partners Large Capitalization Growth Fund

     Strategic Partners Large Capitalization Value Fund

     Strategic Partners Small Capitalization Value Fund

     Strategic Partners Small Capitalization Growth Fund

     Strategic Partners Total Return Fund

     Strategic Partners International Equity Fund

Strategic Partners Opportunity Funds

     Strategic Partners Mid Cap Value Fund

     Strategic Partners Focused Growth Fund

     Strategic Partners Focused Value Fund

     Strategic Partners New Era Growth Fund

Strategic Partners Asset Allocation Funds

     Strategic Partners Moderate Growth Fund

     Strategic Partners High Growth Fund

     Strategic Partners Conservative Growth Fund

The Target Portfolio Trust

     Large Capitalization Growth Portfolio

     Large Capitalization Value Portfolio

     Small Capitalization Growth Portfolio

     Small Capitalization Value Portfolio

     International Equity Portfolio

     International Bond Portfolio

     Total Return Bond Portfolio

     Intermediate-Term Bond Portfolio

     Mortgage-Backed Securities Portfolio

     U.S. Government Money Market Portfolio

The High Yield Plus Fund, Inc.

                    AMENDMENT TO CUSTODIAN SERVICES AGREEMENT

     This Amendment, dated the 12th day of May, 1999, is entered into between AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation (the "Fund") and PFPC TRUST COMPANY, (successor to PNC Bank, N.A.) ("PFPC Trust").

     WHEREAS, the Fund and PFPC Trust have entered into a Custodian Services Agreement dated as of June 1,1997 as the same may be amended from time to time (the "Agreement"), pursuant to which the Fund appointed PFPC Trust to act as custodian for its investment portfolios; and

     WHEREAS, the Fund and PFPC Trust now wish to amend the Agreement as it relates to Written Instructions; and

     WHEREAS, the Fund's Board of Directors has approved or will ratify this Amendment;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. From and after the date hereof, the following term as used in the Agreement shall be amended and restated in its entirety as follows:

          "Written Instructions". The term "Written Instructions" shall mean (i) written instructions signed by two Authorized Persons and received by PFPC Trust or (ii) trade instructions transmitted by means of an electronic transaction reporting system access to which requires the use of a password or other authorized identifier. The instructions may be delivered electronically or by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified, confirmed and approved in all respects as amended and supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                            AMERICAN SKANDIA ADVISOR FUNDS, INC.


                                            By: /s/ Illegible
                                                --------------------------------
                                            Title: Treasurer


                                            PFPC TRUST COMPANY


                                            By: /s/ Illegible
                                                --------------------------------
                                            Title: Sr. V. P.

                    AMENDMENT TO CUSTODIAN SERVICES AGREEMENT

     This Amendment, dated the 10th day of April, 1998, is entered into between AMERICAN SKANDIA ADVISER FUNDS, INC., a Maryland corporation (the "Fund") and PNC BANK, N.A., a national banking association ("PNC Bank").

     WHEREAS, the Fund and PNC Bank have entered into a Custodian Services Agreement dated as of June 1,1997 (the "Agreement"), pursuant to which the Fund appointed PNC Bank to act as custodian for its investment portfolios; and

     WHEREAS, the Fund and PNC Bank now wish to amend the Agreement as it relates to Authorized Persons; and

     WHEREAS, the Fund's Board of Directors has approved this Amendment;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. From and after the date hereof, the following term as used in the Agreement shall be amended and restated in its entirety as follows:

          "Authorized Person" means any officer of the Fund and any other person authorized by an officer of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

     2. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified, confirmed and approved in all respects as amended and supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                            AMERICAN SKANDIA ADVISOR FUNDS, INC.


                                            By: /s/ Illegible
                                                --------------------------------
                                            Title: Vice President


                                            PNC BANK, N.A.


                                            By: /s/ Sam Sparhawk, IV
                                                --------------------------------
                                            Title: SAM SPARHAWK, IV
                                                   VICE PRESIDENT
                                                   PNC BANK, N.A.

                          CUSTODIAN SERVICES AGREEMENT


     THIS AGREEMENT is made as of June 1,1997 by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank"), and AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation (the "Fund").


                                   WITNESSETH:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PNC Bank to provide custodian services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PNC Bank wishes to furnish domestic custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

     NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions. As Used in This Agreement:

          (a) "1933 Act" means the Securities Act of 1933, as amended.

          (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

          (d) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC or otherwise under the 1934 Act.

          (e) "CEA" means the Commodities Exchange Act, as amended.

          (f) "Oral Instructions" mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

          (g) "PNC Bank" means PNC Bank, National Association or a subsidiary or affiliate of PNC Bank, National Association.

          (h) "SEC" means the Securities and Exchange Commission.

          (i) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

          (j) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

          (k) "Property" means:

               (i) any and all domestic securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund;

               (ii) all income in respect of any of such securities or other investment items;

               (iii) all proceeds of the sale of any of such securities or investment items; and

               (iv) all proceeds of the sale of securities issued by the Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.

          (k) "Written Instructions" mean written instructions signed by two Authorized Persons and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. Appointment. The Fund hereby appoints PNC Bank to provide domestic custodian services to the Fund, on behalf of each Portfolio, and PNC Bank accepts such appointment and agrees to furnish such services.

     3. Delivery of Documents. The Fund has provided or, where applicable, will provide PNC Bank with the following:

          (a) certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PNC Bank or its affiliates to provide services;

          (b) a copy of the Fund's most recent effective registration statement;

          (c)  a copy of each Portfolio's advisory agreement;

          (d) a copy of the distribution agreement with respect to each class of Shares;

          (e) a copy of each Portfolio's administration agreement if PNC Bank is not providing the Portfolio with such services;

          (f) copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

          (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

     4. Compliance with Laws.

     PNC Bank undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund or any Portfolio.

     5. Instructions.

          (a) Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral Instructions and Written Instructions.

          (b) PNC Bank shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PNC Bank receives Written Instructions to the contrary.

          (c) The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC Bank or its affiliates) so that PNC Bank receives the Written Instructions as promptly as practicable and in any event by the close of business on the day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PNC Bank shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PNC Bank's actions comply with the other provisions of this Agreement.

     6. Right to Receive Advice.

          (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

          (b) Advice of Counsel. If PNC Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PNC Bank, at the option of PNC Bank).

          (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel.


          (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such direction, advice or Oral Instructions or Written Instructions, or
(ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this

Agreement, the same is a condition of PNC Bank's properly taking or not taking such action. Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

     7. Records: Visits. The books and records pertaining to the Fund and any Portfolio, which are in the possession or under the control of PNC Bank, shall be the property of the Fund. Such books and records shall be surrendered to the Fund or an authorized representative of the Fund promptly upon request, at the Fund's expense. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an authorized representative of the Fund, at the Fund's expense.

     8. Confidentiality. PNC Bank agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9. Cooperation with Accountants. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

     10. Disaster Recovery. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC Bank shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PNC Bank's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

     11. Compensation. As compensation for custody services rendered by PNC Bank during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by the Fund and PNC Bank.

     12. Indemnification. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PNC Bank and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PNC Bank takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PNC Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC Bank's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

     13. Responsibility of PNC Bank.

          (a) PNC Bank shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PNC Bank in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PNC Bank shall be liable for any damages arising out of PNC Bank's failure to perform its duties under this agreement to the extent such damages arise out of PNC Bank's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

          (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PNC Bank shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PNC Bank nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC Bank's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank or its affiliates.

     14. Description of Services.

          (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for any assets until actual receipt.

          (b) Receipt and Disbursement of Money. PNC Bank, acting upon Written Instructions, shall open and maintain separate accounts in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each separate Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate Portfolio.

     PNC Bank shall make cash payments from or for the Accounts of a Portfolio only for:

          (i) purchases of domestic securities in the name of a Portfolio or PNC Bank or PNC Bank's nominee as provided in sub-section (j) and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

          (ii) purchase or redemption of Shares of the Fund delivered to PNC
               Bank;

          (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Portfolio;

          (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

          (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of domestic securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

          (vi) payments of the amounts of dividends received with respect to domestic securities sold short;

          (vii) payments made to a sub-custodian pursuant to the provisions in sub-section (c) of this Section; and

          (viii) payments, upon Written Instructions, made for other proper Fund purposes.

     PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

          (c)  Receipt of Securities: Subcustodians.

               (i) PNC Bank shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Directors, authorizing the transaction. In no case may any member of the Fund's Board of Directors, or any officer, employee or agent of the Fund withdraw any securities.

                    At PNC Bank's own expense and for its own convenience, PNC Bank may enter into sub-custodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                    PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PNC Bank under the terms of this sub-section (c).

          (d) Transactions Requiring Instructions. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

          (i) deliver any domestic securities held for a Portfolio against the receipt of payment for the sale of such securities;


          (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any domestic securities may be exercised;


          (iii) deliver any domestic securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be ll
               delivered to PNC Bank;

          (iv) deliver any domestic securities held for a Portfolio against receipt of other domestic securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (v) deliver any domestic securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

          (vii) release domestic securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that such securities shall be released only upon payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further such securities may be released for that purpose; and repay such loan upon redelivery to it of the domestic securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

          (viii) release and deliver domestic securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of such securities;

          (ix) release and deliver or exchange domestic securities owned by the Fund in connection with any conversion of such domestic securities, pursuant to their terms, into other domestic securities;

          (x) release and deliver domestic securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank;

               and

          (xi) release and deliver or exchange domestic securities owned by the Fund for other corporate purposes.

               PNC Bank must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d.

          (e) Use of Book-Entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Board of Directors approving, authorizing and instructing PNC Bank on a continuous basis, to deposit in the Book-Entry System all domestic securities belonging to the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of domestic securities by the Portfolios, and deliveries and returns of domestic securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions.

     PNC Bank shall administer the Book-Entry System as follows:

          (i) With respect to domestic securities of each Portfolio which are maintained in the Book-Entry System, the records of PNC Bank shall identify by Book-Entry or otherwise those domestic securities belonging to each Portfolio. PNC Bank shall furnish to the Fund a detailed statement of the Property held for each Portfolio under this Agreement at least monthly and from time to time and upon written request.

          (ii) Domestic securities and any cash of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of domestic securities and will deliver domestic securities only upon the receipt of money.

          (iii) All books and records maintained by PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of Authorized Persons, and PNC Bank will furnish to the Fund all information in respect of the services rendered as it may require.

     PNC Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

          (f) Registration of Domestic securities. All domestic securities held for a Portfolio which are issued or issuable only in bearer form, except such domestic securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other domestic securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PNC Bank, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Fund, PNC Bank, Book-Entry System or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the domestic securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any domestic securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

          (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the domestic securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such domestic securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written Instructions or Oral Instructions must designate the person who owns such domestic securities.

          (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

               (i) Collection of Income and Other Payments.

                    (A) collect and receive for the account of each Portfolio, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise each Portfolio of such receipt and credit such income, as collected, to each Portfolio's custodian account;

                    (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

                    (C) receive and hold for the account of each Portfolio all domestic securities received as a distribution on the Portfolio's domestic securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar domestic securities issued with respect to any domestic securities belonging to a Portfolio and held by PNC Bank hereunder;

                    (D) present for payment and collect the amount payable upon all securities held hereunder which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                    (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

               (ii) Miscellaneous Transactions.

                    (A) PNC Bank is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                         (1) for examination by a broker or dealer selling for the account of a Portfolio in accordance with street delivery custom;

                         (2) for the exchange of interim receipts or temporary domestic securities for definitive domestic securities; and

                         (3) for transfer of domestic securities into the name of the Fund on behalf of a Portfolio or PNC Bank or nominee of either, or for exchange of domestic securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new domestic securities are to be delivered to PNC Bank.

                    (B) Unless and until PNC Bank receives Oral Instructions or Written Instructions to the contrary, PNC Bank shall:

                         (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of each Portfolio;

                         (2) collect interest and cash dividends received on Property, with notice to the Fund, to the account of each Portfolio;

                         (3) hold for the account of each Portfolio all stock dividends, rights and similar domestic securities issued with respect to any domestic securities held by PNC Bank; and

                         (4) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name, on behalf of a Portfolio, on such certificate as the owner of the domestic securities covered thereby which are held hereunder, to the extent it may lawfully do so.

          (i)  Segregated Accounts.

               (i) PNC Bank shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities held hereunder, including securities in the Book-Entry System:

                    (A) for the purposes of compliance by the Fund with the procedures required by a domestic securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                    (B) Upon receipt of Written Instructions, for other proper corporate purposes.

               (ii) PNC Bank shall arrange for the establishment of IRA
                    custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

          (j) Purchases of Domestic Securities. PNC Bank shall settle purchased domestic securities upon receipt of Oral Instructions or Written Instructions from the Fund or its investment advisers that specify:

               (i) the name of the issuer and the title of the domestic securities, including CUSIP number if applicable;

               (ii) the number of shares or the principal amount purchased and accrued interest, if any;

               (iii) the date of purchase and settlement;

               (iv) the purchase price per unit;

               (v)  the total amount payable upon such purchase;

               (vi) the Portfolio involved; and

               (vii) the name of the person from whom or the broker through whom the purchase was made. PNC Bank shall upon receipt of such securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

          (k) Sales of Domestic Securities. PNC Bank shall settle sold securities held hereunder upon receipt of Oral Instructions or Written Instructions from the Fund that specify:

               (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

               (ii) the number of shares or principal amount sold, and accrued interest, if any;

               (iii) the date of trade and settlement;

               (iv) the sale price per unit;

               (v)  the total amount payable to the Fund upon such sale;

               (vi) the name of the broker through whom or the person to whom the sale was made; and

               (vii) the location to which the security must be delivered and delivery deadline, if any; and

               (viii) the Portfolio involved.

     PNC Bank shall deliver the domestic securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver domestic securities and arrange for payment in accordance with the customs prevailing among dealers in domestic securities.

          (I) Reports: Proxy Materials.

               (i)  PNC Bank shall furnish to the Fund the following reports:

                    (A) such periodic and special reports as the Fund may reasonably request;

                    (B) a monthly statement summarizing all transactions and entries for the account of each Portfolio, listing the portfolio securities belonging to each Portfolio with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of each Portfolio including disbursements;

                    (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4; and

                    (D) such other information as may be agreed upon from time to time between the Fund and PNC Bank.

               (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

          (m) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund as promptly as reasonably possible in writing, including copies of all demand letters, any written responses and memoranda of all oral responses, and shall await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities held hereunder is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

     15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PNC Bank on ninety (90) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, domestic securities or other property), PNC Bank shall not deliver cash, domestic securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms substantially the same as those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses. To the extent such security interest and right of setoff relate to a particular Portfolio, the security interest and right of setoff shall be applied only as to that Portfolio.

     16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at Airport Business Center, International Court 2,200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at the address of the Fund or
(c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

     17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     18. Delegation; Assignment. PNC Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PNC Bank and the Fund to comply with all relevant provi-sions of the 1940 Act; and (iii) PNC Bank and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     21. Miscellaneous.

          (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

          (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c) Governing Law. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.

          (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Illegible
                                                --------------------------------
                                            Title: Vice President


                                            AMERICAN SKANDIA ADVISOR FUNDS, INC.


                                            By: /s/ Illegible
                                                --------------------------------
                                            Title: Controller

                                CUSTODY AGREEMENT

          This Custody Agreement is dated as of May 29, 1997 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation on behalf of each of the Funds listed on Appendix 1, as may be amended from time to time (the "Client").

          1. Appointment and Acceptance; Accounts. (a) The Client hereby appoints the Custodian as a custodian of Property (as defined below) owned or under the control of the Client that are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. The Custodian agrees to act as such custodian upon the terms and conditions hereinafter provided.

          (b) Prior to the delivery of any Property by the Client to the Custodian, the Client shall deliver to the Custodian each document and other item listed in Appendix 2. In addition, the Client shall deliver to the Custodian any additional documents or items as the Custodian may deem necessary for the performance of its duties under this Agreement.

          (c) The Client instructs the Custodian to establish on the books and records of the Custodian the accounts listed in Appendix 3 (the "Accounts") in the name of the Client. Upon receipt of Authorized Instructions (as defined below) and appropriate documentation, the Custodian shall open additional Accounts for the Client. Upon the Custodian's confirmation to the Client of the opening of such additional Accounts, or of the closing of Accounts, Appendix 3 shall be deemed automatically amended or supplemented accordingly. The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash, cash equivalents and other property (all such Securities, cash, cash equivalents and other property being collectively the "Property") of the Client that are delivered to the Custodian for custody.

          (d) The procedures the Custodian and the Client will use in performing activities in connection with this Agreement are set forth in a client services guide provided to the Client by the Custodian, as such guide may be amended from time to time by the Custodian by written notice to the Client (the "Client Services Guide").

          2. Subcustodians. The Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks or other institutions as listed on Exhibit A (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by 60 days prior written notice to the Client, or through the facilities of one or more securities depositories or clearing agencies, as may be changed by prior written notice forwarded by the Custodian as soon as reasonably practicable upon the Custodian's receipt and verification of such change. The Custodian shall hold Property through a Subcustodian, securities depository or clearing agency only if (a) such Subcustodian and any securities depository or clearing agency in which such Subcustodian or the Custodian holds

Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to the Securities except a claim of payment for its safe custody or administration and (b) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency.

          3. Records. With respect to Property held by a Subcustodian:

          (a) The Custodian may hold Property for all of its customers with a Subcustodian in a single account identified as belonging to the Custodian for the benefit of its customers;

          (b) The Custodian shall identify on its books as belonging to the Client any Property held by a Subcustodian for the Custodian's account;

          (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any other property held by the Subcustodian other than property of the Custodian's customers held solely for the benefit of customers of the Custodian; and

          (d) In the event the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian shall be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as custodian for its customers or in such other manner as is required by local law or market practice.


          4. Access to Records. The Custodian shall allow the Client's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Client's; affairs. The Custodian shall also obtain from any Subcustodian (and shall require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.


          5. Reports. The Custodian shall provide such reports and other information to the Client and to such persons as the Client directs as the Custodian and the Client may agree from time to time.

          6. Payment of Monies. The Custodian shall make, or cause any Subcustodian to make, payments from monies being held in the Accounts only in accordance with Authorized Instructions or as provided in Sections 9, 13 and 17.

          The Custodian may act as the Client's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

          7. Transfer of Securities. The Custodian shall make, or cause any Subcustodian to make, transfers, exchanges or deliveries of Securities only in accordance with Authorized Instructions or as provided in Sections 9, 13 and 17.

          8. Corporate Action. (a) The Custodian shall notify the Client of details of all corporate actions affecting the Client's Securities promptly upon its receipt of such information.

          (b) The Custodian shall take, or cause any Subcustodian to take, such corporate action only in accordance with Authorized Instructions or as provided in this Section 8 or Section 9.

          (c) In the event the Client does not provide timely Authorized Instructions to the Custodian, the Custodian shall act in accordance with the default option provided by local market practice and/or the issuer of the Securities.

          (d) Fractional shares resulting from corporate action activity shall be treated in accordance with local market practices.

          9. General Authority. In the absence of Authorized Instructions to the contrary, the Custodian may, and may authorize any Subcustodian to:

          (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

          (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;

          (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

          (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

          (e) execute in the Client's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

          (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

          (g) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments;

          (h) take non-discretionary action on mandatory corporate actions; and

          (i) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.


          10. Authorized Instructions: Authorized Persons. (a) Except as otherwise provided in Sections 6 through 9, 13 and 17, all payments of monies, all transfers, exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Custodian of Authorized Instructions; provided that such Authorized Instructions are timely received by the Custodian. "Authorized Instructions" of the Client means instructions from an Authorized Person received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing between the Client and the Custodian.


          (b) "Authorized Person" means each of the persons or entities identified on Appendix 4 as amended from time to time by written notice from the Client to the Custodian. The Client represents and warrants to the Custodian that each Authorized Person listed in Appendix 4, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Client. Prior to the delivery of the Property to the Custodian, the Custodian shall provide a list of designated system user ID numbers and passwords that the Client shall be responsible for assigning to Authorized Persons. The Custodian shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Custodian agrees to provide additional designated system user ID numbers and passwords as needed by the Client. The Client authorizes the Custodian to issue new system user ID numbers upon the request of a previously existing Authorized Person. Upon the issuance of additional system user ID numbers by the Custodian to the Client, Appendix 4 shall be deemed automatically amended accordingly. The Client authorizes the Custodian to receive, act and rely upon any Authorized Instructions received by the Custodian which have been issued, or purport to have been issued, by an Authorized Person.

          (c) Any Authorized Person may cancel/correct or otherwise amend any Authorized Instruction received by the Custodian, but the Client agrees to indemnify the Custodian for any liability, loss or expense incurred by the Custodian and its Subcustodians as a result of their having relied upon or acted on any prior Authorized Instruction. An amendment or cancellation of an Authorized Instruction to deliver or receive any security or funds in connection with a trade will not be processed once the trade has settled.

          11. Registration of Securities. (a) In the absence of Authorized Instructions to the contrary, Securities which must be held in registered form shall be registered in the name of the Custodian or the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of the Custodian, its Subcustodian or any such entity's nominee. The Custodian may, without notice to the Client, cause any Securities to be registered or re-registered in the name of the Client.


          (b) Where the Custodian has been instructed by the Client to hold any Securities in the name of any person or entity other than the Custodian, its Subcustodian or any such entity's nominee, the Custodian shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities.

          12. Deposit Accounts. All cash received by the Custodian for the Accounts shall be held by the Custodian as a short-term credit balance in favor of the Client and, if the Custodian and the Client agree that such credit balances shall bear interest, the Client shall earn interest at the rates and times as agreed between the Custodian and the Client. The Client acknowledges that any such credit balances shall not be accompanied by the benefit of any governmental insurance.

          13. Short-term Credit Extensions. (a) From time to time, the Custodian may extend or arrange short-term credit for the Client which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Client Services Guide, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand.

          (b) The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time or, if such credit is arranged by the Custodian with a third party on behalf of the Client, the Client shall reimburse the Custodian for any interest charge. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property then held in the Account or Accounts of that Fund to which credit has been extended to satisfy the repayment of such credit extensions and the payment of, or reimbursement for, accrued interest thereon.

          14. Representations and Warranties. (a) The Client represents and warrants that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 13) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Client and of the beneficial owner of the Property, if other than the Client, and (ii) this Agreement and each extension of short-term credit extended to or arranged for the benefit of the Client in accordance with
Section 13 shall at all times constitute a legal, valid and binding obligation of the Client enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (b) The Custodian represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Custodian's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Custodian and (ii) this Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          15. Standard of Care; Indemnification. (a) The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall be liable to the Client for any loss, liability or expense incurred by the Client in connection with this Agreement to the extent that any such loss, liability or expense results from the negligence or willful misconduct of the Custodian or any Subcustodian; provided, however that neither the Custodian nor any Subcustodian shall be liable to the Client for any indirect, special or consequential damages.

          (b) The Client acknowledges that the Property may be physically held outside the United States. The Custodian shall not be liable for any loss, liability or expense resulting from events beyond the reasonable control of the Custodian, including, but not limited to, force majeure.

          (c) In addition, the Client shall indemnify the Custodian and Subcustodians and any nominee for, and hold each of them harmless from, any liability, loss or expense (including attorneys' fees and disbursements) incurred in connection with this Agreement, including without limitation, (i) as a result of the Custodian having acted or relied upon any Authorized Instructions or (ii) arising out of any such person acting as a nominee or holder of record of Securities.

          16. Fees; Liens. (a) The Client shall pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon as well as the Custodian's out-of-pocket and incidental expenses. The Client shall hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Accounts or any Property held therein. The Custodian is, and any Subcustodians are, authorized to charge the Accounts for such items. The Custodian and each Subcustodian shall notify the Client of any such charges made.


          (b) The Custodian shall have a lien, charge and security interest on any and all Property held in an Account or Accounts by a Fund for any amount owing to the Custodian in respect of such Account from time to time under this Agreement.


          17. Termination. This Agreement may be terminated by the Client or the Custodian by 90 days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within 60 days following the giving of such notice, deliver to the

Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event, the Custodian, subject to the satisfaction of any lien it may have, shall transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall have no obligation to settle any transactions in Securities for the Accounts. The provisions of Sections 15 and 16 shall survive termination of this Agreement.

          18. Investment Advice. The Custodian shall not supervise, recommend or advise the Client relative to the investment, purchase, sale, retention or other disposition of any Property held under this Agreement.

          19. Confidentiality. (a) The Custodian, its agents and employees shall maintain the confidentiality of information concerning the Property held in the Client's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall, to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive any objection to the Custodian's or such Subcustodian's compliance with this Section 19. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

          (b) The Client shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Custodian, any computer software, hardware or communications facilities made available to the Client or its agents by the Custodian.

          20. Notices. Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement or the Client Services Guide, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention:
President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with written notice from the Client.

          21. Assignment. This contract may not be assigned by either party without the prior written approval of the other.

          22. Miscellaneous. (a) This Agreement shall bind the successors and assigns of the Client and the Custodian.

          (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by federal law. The Custodian and the Client hereby irrevocably submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

          In witness whereof, the parties hereto have set their hands as of the date first above written.

                                        AMERICAN SKANDIA ADVISOR
                                        FUNDS, INC., on behalf of
                                        each of the Funds


                                        BY /s/ Illegible
                                           ------------------------------
                                        Name:
                                        Title:

                              Address for record:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

Accepted:

MORGAN STANLEY TRUST COMPANY


By /s/ Illegible
   ---------------------------------
Authorized Signature

                                                                      SCHEDULE V

                         INVESTMENT MANAGEMENT AGREEMENT

                      STRATEGIC PARTNERS OPPORTUNITY FUNDS

                              Management Agreement


          Agreement made this 26th day of February, 2002, between Strategic Partners Opportunity Funds (formerly, Strategic Partners Series), a Delaware business trust (the "Trust"), on behalf of each series listed on Schedule A attached hereto, as amended from time to time (each such series, a "Fund"), and Prudential Investments LLC (formerly Prudential Investment Fund Management LLC), a New York limited liability company (the "Manager").


                                   WITNESSETH

          WHEREAS, the Trust is a non-diversified open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act'); and

          WHEREAS, the Trust desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Fund and the Trust also desires to avail itself of the facilities available to the Manager with respect to the administration of the day-to-day business affairs of the Fund, and the Manager is willing to render such investment advisory and administrative services;

          NOW, THEREFORE, the parties agree as follows:

     1. The Trust hereby appoints the Manager to act as manager of the Fund, and as administrator of the business affairs of the Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. Subject to the approval of the Board of Trustees of the Trust, the Manager is authorized to enter into a subadvisory agreement with Prudential Investment Management Inc. (formerly The Prudential Investment Corporation), Jennison Associates LLC, or any other subadviser, whether or not affiliated with the Manager (each, a Subadviser), pursuant to which such Subadviser shall furnish to the Fund the investment advisory services in connection with the management of the Fund (each, a "Subadvisory Agreement"). Subject to the approval of the Board of Trustees of the Trust, the Manager is authorized to retain more than one Subadviser for the Fund, and if the Fund has more than one Subadviser, the Manager is authorized to allocate the Fund's assets among the Subadvisers. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any Subadvisory Agreement. The Trust and the Manager understand and agree that the Manager may manage the Fund in a "manager-of-managers" style with either a single or multiple Subadvisers, which contemplates that the Manager will, among other things and pursuant to an order issued by the Securities and Exchange Commission ("SEC"): (i) continually evaluate the performance of the Subadviser to the Fund through quantitative and qualitative analysis and consultations with such Subadviser; (ii) periodically make recommendations to the Trust's Board as to whether the contract with one or more Subadvisers should be renewed, modified, or terminated; and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Trust recognizes that subject to the approval of the

Board of Trustees of the Trust, a Subadviser's services may be terminated or modified pursuant to the "manager-of-managers" process and that the Manager may appoint a new Subadviser for a Subadviser that is so removed.

     2. Subject to the supervision of the Board of Trustees of the Trust, the Manager shall administer the Fund's business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to
Section 1 hereof and any Subadvisory Agreement, the Manager shall manage the investment operations of the Fund and the composition of the Fund's portfolio including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's SEC registration statement, and subject to the following understandings:

          (a) The Manager (or a Subadviser under the Manager's supervision) shall provide supervision of the Fund's investments, and shall determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.


          (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust and By-Laws of the Trust and the Trust's SEC registration statement and with the instructions and directions of the Board of Trustees of the Trust, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In connection therewith, the Manager shall, among other things, prepare and file (or cause to be prepared and filed) such reports as are, or may in the future be, required by the SEC.



          (c) The Manager (or the Subadviser under the Manager's supervision) shall determine the securities and futures contracts to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement or as the Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Manager (or the Subadviser under the Manager's supervision) will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager (or Subadviser under the Manager's supervision) may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager (or Subadviser) may be a party. It is understood that Prudential Securities Incorporated (or a broker-dealer affiliated with a Subadviser) may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager (or Subadviser) have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants, and that such brokers or futures commission merchants may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager (or the Subadviser under the Manager's supervision) is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Fund to brokers or futures commission merchants who provide such research and analysis, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Manager (or the Subadviser) in connection with its services to other clients.

          On occasions when the Manager (or a Subadviser under the Manager's supervision) deems the purchase or sale of a security or a futures contract to be in the best interest of the Fund as well as other clients of the Manager (or the Subadviser), the Manager (or Subadviser), to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager (or the Subadviser) in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

          (d) The Manager (or the Subadviser under the Manager's supervision) shall maintain all books and records with respect to the Fund's portfolio transactions and shall render to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request.

          (e) The Manager (or the Subadviser under the Manager's supervision) shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Fund's Custodian).

          (f) The Manager (or the Subadviser under the Manager's supervision) shall provide the Fund's Custodian on each business day information relating to all transactions concerning the Fund's assets.

          (g) The investment management services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

          (h) The Manager shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

     3. The Fund has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a) Agreement and Declaration of Trust;


          (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");


          (c) Certified resolutions of the Board of Trustees of the Trust authorizing the appointment of the Manager and approving the form of this agreement;

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA (the Registration Statement), as filed with the SEC relating to the Fund and its shares of beneficial interest and all amendments thereto; and

          (e) Prospectus and Statement of Additional Information of the Fund.


     4. The Manager shall authorize and permit any of its officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such officers or employees of the Manager.


     5. The Manager shall keep the Fund's books and records required to be maintained by it pursuant to Paragraph 2 hereof. The Manager agrees that all records which it maintains for the Fund are the property of the Fund, and it will surrender promptly to the Fund any such records upon the Fund's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.

     6. During the term of this Agreement, the Manager shall pay the following expenses:

          (i) the salaries and expenses of all employees of the Trust and the Manager, except the fees and expenses of Trustees who are not affiliated persons of the Manager or any Subadviser,

          (ii) all expenses incurred by the Manager in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund herein, and

          (iii) the fees, costs and expenses payable to a Subadviser pursuant to a Subadvisory Agreement. The Trust assumes and will pay the expenses described below:

               (a) the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Fund's assets,

               (b) the fees and expenses of Trust Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act,

               (c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Fund and the provision of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Fund pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing or valuation of the shares of the Fund, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Board of Trustees of the Trust, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities,

          (d) the fees and expenses of the Trust's Transfer and Dividend Disbursing Agent that relate to the maintenance of each shareholder account,

          (e) the charges and expenses of legal counsel and independent accountants for the Trust,

          (f) brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions,

          (g) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies,

          (h) the fees of any trade associations of which the Fund may be a member,

          (i) the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund,

          (j) the cost of fidelity, directors' and officers' and errors and omissions insurance,

          (k) the fees and expenses involved in registering and maintaining registration of the Trust and of shares of the Fund with the Securities and Exchange Commission, and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statement and the Fund's prospectus and statements of additional information for filing under federal and state securities laws for such purposes,

          (1) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders in the amount necessary for distribution to the shareholders,

          (m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business, and

          (n) any expenses assumed by the Fund pursuant to a Distribution and Service Plan adopted in a manner that is consistent with Rule 12b-l under the 1940 Act.

     7. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay to the Manager as full compensation therefor a fee at the annual rate(s) as described on the attached Schedule A with respect to the average daily net assets of the Fund. This fee will be computed daily, and will be paid to the Manager monthly.

     8. The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     10. Nothing in this Agreement shall limit or restrict the right of any officer or employee of the Manager who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     11. Except as otherwise provided herein or authorized by the Board of Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor, and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     12. During the term of this Agreement, the Trust agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above- mentioned materials that refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.


     13. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act. BY MUTUAL CONSENT WITH THE MANAGER, THE TRUST MAY ADD FURTHER SERIES TO SCHEDULE A FROM TIME TO TIME, SUBJECT TO BOARD AND SHAREHOLDER APPROVAL.


     14. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (2) to the Trust at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102-4077,
Attention: President.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. The Fund may use any name including the word "Prudential" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. In no event shall the Fund use any name including the word "Prudential" if the Manager's function is transferred or assigned to a company of which Prudential Financial, Inc. does not have control.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        STRATEGIC PARTNERS OPPORTUNITY FUNDS


                                             By: /s/ David R. Odenath
                                                 -------------------------------
                                                 David R. Odenath
                                                 President


                                        PRUDENTIAL INVESTMENTS LLC


                                             By: /s/ Robert F. Gunia
                                                 -------------------------------
                                                 Robert F. Gunia
                                                 Executive Vice President

                                   SCHEDULE A


FUNDS COVERED BY THE MANAGEMENT AGREEMENT BETWEEN STRATEGIC PARTNERS OPPORTUNITY
          FUNDS AND PRUDENTIAL INVESTMENTS LLC DATED FEBRUARY 26, 2002



-----------------------------------------------------------------------------------------------
                                                                       DATE ADDED TO MANAGEMENT
FUND                                         MANAGEMENT FEE*           AGREEMENT
-----------------------------------------------------------------------------------------------
Strategic Partners Market Opportunity Fund   0.90% to $1 billion and   February 26, 2002
                                             0.85% above $1 billion
-----------------------------------------------------------------------------------------------
Strategic Partners Mid-Cap Value Fund        0.90% to $1 billion and   February 26, 2002
                                             0.85% above $1 billion
-----------------------------------------------------------------------------------------------


----------
*    Annual fee, based on a percentage of a Fund's average daily net assets.

                                    EXHIBIT A

                           FORM OF NOTICE OF BORROWING

                                                                       [Date]/1/

PNC Bank, National Association
   as Administrative Agent for the Banks
   party to the Credit Agreement referred
   to below
Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Attention: Ms. Lisa Pierce

Ladies and Gentlemen:

     The undersigned refers to the Credit Agreement, dated as of October 29, 2004 as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among the separate mutual fund portfolios (including the undersigned) listed on Schedule I thereto, the financial institutions from time to time party thereto (the "Banks"), PNC Bank, National Association as Lead Arranger and Administrative Agent and The Bank of New York, as Co-Lead Arranger and Syndication Agent, and, pursuant to Section 1.03 of the Credit Agreement, hereby gives you irrevocable notice (except as otherwise provided in the Credit Agreement) that the undersigned hereby requests a Borrowing under the Credit Agreement, and sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement.

     (i) Such Proposed Borrowing is to be initially comprised of [Revolving Loans] [Swingline Loans].

     (ii) The principal amount of the Proposed Borrowing is $               ./2/
                                                              --------------

----------
/1/ Shall be a date (i) on or prior to the Business Day such Proposed Borrowing is desired in the case of Base Rate Loans, Fed Funds Loans and Swingline Loans or (ii) at least three Business Days prior to the Business Day such Borrowing is desired in the case of Revolving Loans to be initially maintained as LIBOR Loans. Any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (Philadelphia time) (or, in the case of Swingline Loans, 3:00 P.M. Philadelphia time) on such day.

     (iii) The Business Day of the Proposed Borrowing is               .
                                                         --------------

     (iv) The Borrower on behalf of which such Revolving Loan is being requested
is                (the "Relevant Borrower").
   --------------

     (v) The Asset Coverage Ratio of the Relevant Borrower as of the close of business on the first Business Day prior to this Notice of Borrowing
is               ./3/
   --------------

     (vi) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Fed Funds Loans] [LIBOR Loans]./4/

     [(vii)] The initial Interest Period applicable to the Loans made pursuant to the Proposed Borrowing shall be one month./5/

     [(vii) (viii)] The proceeds of the Proposed Borrowing shall be delivered to the Relevant Borrower's Custodian in accordance with the following wiring instructions

          --------------------------------
          --------------------------------
          --------------------------------

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and

     (B) no Default or Event of Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds thereof.

----------
(...continued)
/2/ Shall be an amount not less than $1,000,000 in the case of Revolving Loans and $250,000 in the case of Swingline Loans, and in multiples of $100,000 if in excess thereof.

/3/ Attach the calculations necessary to compute the Asset Coverage Ratio of such Borrower as of the close of business on the latest Business Day preceding the date of such Notice of Borrowing after giving pro forma effect to such Borrowing.

/4/  Swingline Loans may only be maintained as Fed Funds Loans or Base Rate
     Loans.

/5/  Insert only if the Proposed Borrowing is a Borrowing of LIBOR Loans.

                                              Very truly yours,

                                              [PROPOSED BORROWER]


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT B

                       FORM OF ADDITIONAL BORROWER REQUEST

                                                                         ,
                                                          --------------- ------

PNC Bank, National Association, as Administrative Agent
Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Attn: Lisa Pierce
Via Facsimile: (412) 762-8672

PNC Bank, National Association, as Bank
Attn: D. Kirk Seagers
Via Facsimile: (215) 585-6987

Bank of New York, as Bank
Attn: William Stanton
Via Facsimile:

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of October 29, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and between the mutual fund portfolios listed on Schedule I thereto, all of the which are borrowers (each a "Borrower" and collectively, the "Borrowers"), the Banks party thereto, PNC Bank, National Association, as Lead Arranger and Administrative Agent (in such capacity, the "Administrative Agent") and The Bank of New York, as Co-Lead Arranger and Syndication Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The undersigned on behalf of [NAME OF ADDITIONAL BORROWER] (the "Additional Borrower") hereby requests pursuant to Section 1.13 of the Credit Agreement that the Additional Borrower be admitted as a Borrower under the Credit Agreement. Furthermore, the Fund requests that Schedule I to the Credit Agreement be replaced with the form of Schedule I attached hereto.

     The undersigned on behalf of the Additional Borrower, hereby represents and warrants to the Administrative Agent and the Banks that as of the date hereof and after giving effect to the admission of the Additional Borrower as a Borrower under the Credit Agreement: (i) the representations and warranties (other than such representations and warranties as by their terms are made as of a specific date) set forth in Section 6 of the Credit Agreement, in all material respects, are true and correct with respect to the Additional Borrower; (ii) the Additional Borrower is in compliance in all material respects with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed as of the date hereof and after giving effect to the admission; (iii) no Default or Event of Default with respect to the Additional

Borrower, nor any event which with the giving of notice or the expiration of any applicable grace period or both would constitute such a Default or Event of Default with respect to the Additional Borrower has occurred and is continuing.

     The Additional Borrower agrees to be bound by the terms and conditions of the Credit Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

     Please indicate your assent to the admission of the Additional Borrower as a Borrower under the Credit Agreement and the replacement of Schedule I to the Credit Agreement by signing below where indicated.

                                              [AUTHORIZED OFFICER], on behalf of
                                              the Additional Borrower


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

AGREED AND ACCEPTED:

[PNC BANK, NATIONAL ASSOCIATION],
as Administrative Agent


By:
    -----------------------------------
    Name:
    Title:


[PNC BANK, NATIONAL ASSOCIATION],
as Bank


By:
    -----------------------------------
    Name:
    Title:


[BANK OF NEW YORK],
as Bank


By:
    -----------------------------------
    Name:
    Title:

                                    EXHIBIT C

                       FORM OF REMOVAL OF BORROWER NOTICE

                                                                          ,
                                                            -------------- -----

PNC Bank, National Association, as Administrative Agent
Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Attn: Lisa Pierce
Via Facsimile: (412) 762-8672

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of October 29, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and between the mutual fund portfolios listed on Schedule I thereto, all of the which are borrowers (each a "Borrower", and collectively, the "Borrowers"), the Banks party thereto, PNC Bank, National Association, as Lead Arranger and Administrative Agent (in such capacity, the "Administrative Agent") and The Bank of New York, as Co-Lead Arranger and Syndication Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The undersigned on behalf of [NAME OF BORROWER] (the "Borrower") hereby gives notice pursuant to Section 1.14 of the Credit Agreement that the Borrower elects to remove itself as a Borrower under the Credit Agreement. Furthermore, the undersigned requests that Schedule I to the Credit Agreement be replaced with the form of Schedule I attached hereto.

     The undersigned on behalf of the Borrower, hereby represents and warrants to the Administrative Agent as of the date hereof that the Borrower has no Loans or other Obligations outstanding under the Credit Agreement.

     The Borrower agrees that upon the effective of such removal, the Borrower shall cease to be a Borrower for all purposes of the Credit Agreement, except that all indemnification provisions of the Credit Agreement shall survive as to the Borrower.

     Please indicate your acknowledgement to the removal of the Borrower as a Borrower under the Credit Agreement and the replacement of Schedule I to the Credit Agreement by signing below where indicated.

                                              [AUTHORIZED OFFICER], on behalf of
                                              Borrower


                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:

AGREED AND ACCEPTED:

[PNC BANK, NATIONAL ASSOCIATION],
as Administrative Agent


By:
    ---------------------------------
    Name:
    Title:

                                    EXHIBIT D

                          FORM OF OFFICERS' CERTIFICATE

          I, the undersigned [President/Vice President] of the entities, listed on Annex A hereto, each a corporation or trust organized and existing under the
laws of the [State/Commonwealth] of                (the "Entities"), do hereby
                                    --------------
certify on behalf of the Entities that:

          1. This Certificate is furnished pursuant to the Credit Agreement, dated as of October 29, 2004, among the Fund Portfolios listed on Schedule I thereto (the "Borrowers"), the various banks from time to time party thereto, PNC Bank, National Association as Lead Arranger and Administrative Agent and the Bank of New York, as Co-Lead Arranger and Syndication Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are employees and/or elected officers of the Entities. Each employee is duly authorized to act on behalf of the Borrowers in connection with the execution and delivery of the Credit Agreement and/or related loan documents, or requesting a loan thereunder on behalf of the Borrower. Each elected officer holds the office of the Entities set forth opposite his name and each has held such office since
                                                                ----------- ---,
       ./1/ The signature written opposite the name and title of each such
------
individual is his or her genuine signature.

          Name/2/                 Office/Employee               Signature
          ------                  ---------------               ---------


--------------------------   ------------------------   ------------------------


--------------------------   ------------------------   ------------------------


--------------------------   ------------------------   ------------------------


--------------------------   ------------------------   ------------------------

          3. Attached hereto as Exhibit A is a certified copy of the Articles of Incorporation or Certificate of Trust, together with all amendments thereto, of each Entity, as

----------
/1/ Include a date prior to any corporate action taken in connection with any Credit Document.

/2/ Include name, office or whether such individual is an employee and signature of each individual who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

filed in the Office of the Secretary of State of the [State/Commonwealth] of
                    .
--------------------

          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws or Trust Agreement of each Entity, together with all amendments thereto, which were duly adopted, are in full force and effect on the date hereof.

          5. Attached hereto as Exhibit C are true and correct copy of resolutions authorizing the transactions contemplated under the Credit
Agreements which were duly adopted on                     , 2004 [by unanimous
                                     ----------------- ---
written consent of the Board of Directors of each Entity] [by a meeting of the Board of Directors of each Entity at which a quorum was present and acting throughout and by each Entity that is a trust], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of any Entity which deal with the execution, delivery or performance of any Credit Document to which such Entity is a party.

          6. Attached hereto as Exhibit D are true and correct copies of the Prospectuses of each Entity together with any supplements thereto.

          7. Attached hereto as Exhibit E are true and correct copies of all Statements of Additional Information of each Entity.

          8. Attached hereto as Exhibit F are true and correct copies of the most recent annual or semi-annual reports of certain Entities. Any and all financial information for each of the Borrowers is accessible and available on the internet at [INSERT WEBSITES] and such financial information as to each Borrower is true and correct in all material respects.

          9. Attached hereto as Exhibit G is a true and correct copy of an Investment Management Agreement, between [INSERT MANAGER], the investment manager and [INSERT ENTITY]. Each Entity [or Entity on behalf of a Borrower] is a party to an Investment Management Agreement which is in substantially the same form as attached hereto.

          10. Attached hereto as Exhibit H is a true and correct list of all of the Custodians and the Entities and Borrowers which are parties to a Custody Agreement with each such Custodian.

          11. Attached hereto as Exhibit I are true and correct copies of an example of a Custody Agreement which has been entered into by each such Custodian and one of the Entities. Each Entity on behalf of itself and/or other Borrowers is a party to a Custody Agreement which is in substantially the same form as the respective form for such Custodian attached hereto.

          12. On the date hereof, the conditions set forth in Sections 4.05 and
4.06 of the Credit Agreement have been satisfied.

          13. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans (if any) on the date hereof.

and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          14. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof (if any) or from the application of the proceeds thereof.

          15. There is no proceeding for the dissolution or liquidation of any Entity or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this       day of
                                                               -----
October, 2004


                                             -----------------------------------
                                             Name
                                             Title

I, the undersigned, [Officer held by Individual Certifying] of the Entities, do hereby certify on behalf of the Entities that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Entities and the signature above is his/her genuine signature.

          2. The certifications made by [name of Person making above certifications] on behalf of the Entities in Items 2, 3, 4, 5 and 15 above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this       day of
                                                               -----
October, 2004.


                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT E

                           FORM OF OPINION OF COUNSEL

                                                                October 29, 2004

To the Banks party to the
Credit Agreement referred to below

Ladies and Gentlemen:

     I, [William V. Healey], have acted as counsel for each of the relevant entities (the "Entities") listed in Schedule I, each a corporation or trust organized and existing under the laws of the State of Delaware, Maryland or Commonwealth of Massachusetts, as applicable, and such series of such Entities listed on Schedule I to the Agreement (as hereinafter defined), all of the which are borrowers (each a "Borrower" and collectively the "Borrowers") under the Agreement (as hereinafter defined), in connection with the execution and delivery of the Credit Agreement, dated as of October 29, 2004, among the Borrowers, the banks party thereto, PNC Bank, National Association, as Lead Arranger and Administrative Agent and The Bank of New York, as Co-Lead Arranger and Syndication Agent (the "Agreement").

     This opinion is delivered to you pursuant to Section 4.03 of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

     In connection with this opinion, I have examined the originals or certified, conformed or reproduction copies of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In giving this opinion, I have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to me as originals, and the conformity to original or certified copies of all copies submitted to me as certified or reproduction copies.

     I have also assumed, for purposes of the opinions expressed herein, that the parties to the Agreement other than the Borrowers, have the corporate power and authority to enter into and perform the Agreement and that the Agreement has been duly authorized, executed and delivered by each such other party.

     Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

          1. Each Entity (i) is a duly organized and validly existing trust or corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or trust power and authority to own its property and assets and to transact the business in which it is engaged as described in its Prospectus, except where the lack of such power or authority would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Entity, and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower.

          2. Each Entity has the corporate or trust power to execute, deliver and perform the terms and provisions of the Agreement on behalf of the applicable Borrower, which may be such Entity or one or more series of such Entity (the "Applicable Borrower") and has taken all necessary action to authorize the execution, delivery and performance by it on behalf of the Applicable Borrower of the Agreement. Each Entity has duly executed and delivered the Agreement on behalf of the Applicable Borrower and the Agreement constitutes the valid and legally binding obligation of the Entities on behalf of each Entity with respect to its Applicable Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws affecting creditors' rights generally and by general equitable principles.

          3. Neither the execution, delivery or performance by any Entity on behalf of itself and/or any of the Borrowers of the Agreement, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any New York or Federal law, statute, rule or regulation (including, without limitation, the Investment Company Act and Regulations T, U and X of the Board of Governors of the Federal Reserve System) or, to the best of my knowledge after due inquiry, any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Entity with respect to its Applicable Borrower pursuant to the term of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which any Entity or any of the Borrowers is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws or Declaration of Trust, as applicable, of any Borrower.

          4. To the best of my knowledge after due inquiry, there are no actions, suits or proceedings pending or threatening (i) with respect to the Agreement, or (ii) that could reasonably be expected to materially and adversely affect the operations, business, property, assets, liabilities or condition (financial or otherwise) of any Borrower.

          5. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any New York or Federal governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of the Agreement, or (ii) the legality, validity, binding effect or enforceability of the Agreement.

          6. Each Borrower is duly registered as an open-end management investment company under the Investment Company Act and such registration and has not been revoked and is in full force and effect.

     With your approval I have relied as to certain matters upon information obtained from public officials, officers of the Borrowers and other sources believed by me to be responsible.

     I am a member of the Bar of the State of New York and do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America and the State of New York and the general corporate and or trust laws of the State of Delaware, Maryland or the Commonwealth of Massachusetts. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without independent investigation, that the law of such other jurisdictions do not differ in any relevant or material way from the law of the State of New York or Federal law.

     The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person.

                                                     Very truly yours,


                                                     [William V. Healey]
                                                     Chief Legal Officer
                                                     PRUDENTIAL INVESTMENTS FUND
                                                     MANAGEMENT LLC

                                   EXHIBIT F

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                             DATE:
                                                                   -------------

          Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as
therein defined.                            (the "Assignor")
                 ---------------------------
and                       (the "Assignee") hereby agree as follows:
   -----------------------

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Commitment and of the outstanding Loans. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank [; and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]./1/

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee (and if required by the terms of the Credit Agreement, the consent of the Administrative Agent and the Borrowers) and the receipt by the Administrative Agent of the administrative fee referred to in
Section 12.04(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").


          5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.


          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I and (y) all Commitment Fees (if applicable) on the Assigned Share of the Total Commitment at the rate specified in Item 7 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrowers, directly to the Assignee. It is further agreed that all payments of principal made by the Borrowers on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

----------
/1/ Insert if Assignee is organized under a jurisdiction outside the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                  [NAME OF ASSIGNOR],

                                                  as Assignor


                                                  By
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                  [NAME OF ASSIGNEE],

                                                  as Assignee


                                                  By
                                                     ---------------------------
                                                     Name:
                                                     Title:

Acknowledged and Agreed:

[PNC BANK, NATIONAL ASSOCIATION,]
as Administrative Agent


By:
    ---------------------------
    Name:
    Title:


By:
    ---------------------------
    Name:
    Title:

[AUTHORIZED OFFICER],
On behalf of the Borrowers
listed on Schedule I to the Credit Agreement


By:
    ---------------------------
    Name:
    Title:]/2/

----------
/2/ Insert if assignment is not being made to the Assignor's Affiliate or to another Bank and no Default or Event of Default exists under the Credit Agreement.

                                    EXHIBIT D

                              OFFICERS' CERTIFICATE

          I, the undersigned Vice President of the entities, listed on Annex A hereto, each a corporation or trust organized and existing under the laws of the State of Delaware, Maryland or the Commonwealth of Massachusetts (the "Entities"), do hereby certify on behalf of the Entities that:

          1. This Certificate is furnished pursuant to the Credit Agreement, dated as of October 29, 2004, among the Fund Portfolios listed on Schedule I thereto (the "Borrowers"), the various banks from time to time party thereto, PNC Bank, National Association as Lead Arranger and Administrative Agent and the Bank of New York, as Co-Lead Arranger and Syndication Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are employees and/or elected officers of the Entities. Each employee is duly authorized to act on behalf of the Borrowers in connection with the execution and delivery of the Credit Agreement and/or related loan documents, or requesting a loan thereunder on behalf of the Borrower. Each elected officer holds the office of the Entities set forth opposite his name and each has held such office since December 1, 1998. The signature written opposite the name and title of each such individual is his or her genuine signature.

      Name        Office/Employee                     Signature
      ----        ---------------                     ---------


Robert F. Gunia   Vice President    /s/ Robert F. Gunia
                                    --------------------------------------------


Grace Torres      Treasurer         /s/ Grace Torres
                                    --------------------------------------------


Jack Benintende   Employee          /s/ Jack Benintende
                                    --------------------------------------------


Jeffrey Scarbel   Employee          /s/ Jeffrey Scarbel
                                    --------------------------------------------

          3. Attached hereto as Exhibit A is a certified copy of the Articles of Incorporation or Certificate of Trust, together with all amendments thereto, of each Entity, as filed in the Office of the Secretary of State the State of Delaware, Maryland or the Commonwealth of Massachusetts.

          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws or Trust Agreement of each Entity, together with all amendments thereto, which were duly adopted, are in full force and effect on the date hereof.

          5. Attached hereto as Exhibit C are true and correct copy of resolutions authorizing the transactions contemplated under the Credit Agreements which were duly adopted on October 27, 2004 by unanimous written consent of the Board of Directors of each Entity, and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of any Entity which deal with the execution, delivery or performance of any Credit Document to which such Entity is a party.

          6. Attached hereto as Exhibit D are true and correct copies of the Prospectuses of each Entity together with any supplements thereto.

          7. Attached hereto as Exhibit E are true and correct copies of all Statements of Additional Information of each Entity.

          8. Attached hereto as Exhibit F are true and correct copies of the most recent annual or semi-annual reports of certain Entities. Any and all financial information for each of the Borrowers is accessible and available on the internet at www.prudential.com and www.americanskandia.com and such financial information as to each Borrower is true and correct in all material respects.

          9. Attached hereto as Exhibit G is a true and correct copy of an Investment Management Agreement, between Prudential Investments LLC, the investment manager and Strategic Partners Opportunity Funds. Each Entity is a party to an Investment Management Agreement which is in substantially the same form as attached hereto.

          10. Attached hereto as Exhibit H is a true and correct list of all of the Custodians and the Entities and Borrowers which are parties to a Custody Agreement with each such Custodian.

          11. Attached hereto as Exhibit I are true and correct copies of an example of a Custody Agreement which has been entered into by each such Custodian and one of the Entities. Each Entity on behalf of itself and/or other Borrowers is a party to a Custody Agreement which is in substantially the same form as the respective form for such Custodian attached hereto.

          12. On the date hereof, the conditions set forth in Sections 4.05 and
4.06 of the Credit Agreement have been satisfied.

          13. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans (if any) on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          14. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof (if any) or from the application of the proceeds thereof.

          15. There is no proceeding for the dissolution or liquidation of any Entity or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this 28 day of October, 2004


                                                   /s/ Robert F. Gunia
                                                   ----------------------------
                                                   Name: Robert F. Gunia
                                                   Title: Vice President

I, the undersigned, Treasurer of the Entities, do hereby certify on behalf of the Entities that:

          1. Robert F. Gunia is the duly elected and qualified Vice President of the Entities and the signature above is his genuine signature.

          2. The certifications made by Robert F. Gunia on behalf of the Entities in Items 2, 3, 4, 5 and 15 above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this 28 day of October, 2004.


                                                   /s/ Grace Torres
                                                   -----------------------------
                                                   Name: Grace Torres
                                                   Title: Treasurer

                        EXHIBITS TO OFFICER'S CERTIFICATE
                        ON FILE WITH ADMINISTRATIVE AGENT

                                                                October 29, 2004

Each of the funds and series
or portfolios named on attached
Schedules B-l and B-2 hereto

             Re: PNC Bank/Prudential: Post-Closing Letter Agreement

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of October 29, 2004 (the "Credit Agreement"), between the fund portfolios listed from time to time on Schedule I thereto (collectively, the "Borrowers"), various banks party thereto (the "Banks"), PNC Bank, National Association, as Lead Arranger and Administrative Agent ("PNC") and Bank of New York as Co-Lead Arranger and Syndication Agent ("BONY"). Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Credit Agreement.

          This letter memorializes the following understandings with respect to the terms of the Credit Agreement. Notwithstanding that certain conditions to the making of the initial Loan contemplated by the Credit Agreement have not yet been satisfied, subject to the terms of this letter, PNC and BONY, have agreed that the closing took place as of October 29, 2004 and that certain Loans may be made. Satisfaction of such conditions, however, have not been waived by PNC or BONY but only postponed, and if any of the requirements described on Schedule A hereto are not satisfied by November 10, 2004, as specified on Schedule A, it shall as of such date constitute an Event of Default and the Banks shall thereafter have no further obligation to make Loans. In addition, notwithstanding any other provisions of the Credit Agreement, until such time as all of the requirements described on Schedule A have been satisfied, the Banks shall not be obligated to make any Loans to the Borrowers listed on Schedule B-l and Schedule B-2 hereto; provided, however, that PNC agrees to make Swingline Loans of up to $15,000,000 in the aggregate to the Borrowers listed on Schedule B-l and Schedule B-2 otherwise in accordance with the requirements of the Credit Agreement, provided, further, that such Borrowers shall be obligated to repay any such Swingline Loans within seven Business Days of the making of such Swingline Loan and such Swingline Loan shall not be repaid with any Mandatory Borrowings. No Bank shall have any obligation to make any Loans following the occurrence of an Event of Default.

          Please acknowledge your agreement with the foregoing items by signing the enclosed counterpart of this letter agreement in the space indicated below.

                                             PNC BANK, NATIONAL ASSOCIATION


                                             By: /s/ Kirk Seagers
                                                 -------------------------------
                                                 Name: Kirk Seagers
                                                 Title: Director

ACKNOWLEDGED AND AGREED:

BANK OF NEW YORK


By:
    -------------------------------
Name:
Title:

AUTHORIZED OFFICER on behalf of
each of the funds and the series or portfolios named on attached Schedules B-1 and Schedule B-2


By:
    -------------------------------
    Name:
    Title:

          Please acknowledge your agreement with the foregoing items by signing the enclosed counterpart of this letter agreement in the space indicated below.

                                             PNC BANK, NATIONAL ASSOCIATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

ACKNOWLEDGED AND AGREED:

BANK OF NEW YORK


By: /s/ William M. Stanton
    -------------------------------
Name: WILLIAM M. STANTON
Title: Managing Director

AUTHORIZED OFFICER on behalf of
each of the funds and the series or portfolios named on attached Schedules B-1 and Schedule B-2


By:
    -------------------------------
    Name:
    Title:

          Please acknowledge your agreement with the foregoing items by signing the enclosed counterpart of this letter agreement in the space indicated below.

                                             PNC BANK, NATIONAL ASSOCIATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

ACKNOWLEDGED AND AGREED:

BANK OF NEW YORK


By:
    -------------------------------
Name:
Title:


AUTHORIZED OFFICER on behalf of
each of the funds and the series or portfolios named on attached Schedule B-1 and Schedule B-2




By: /s/ Grace Torres
    -------------------------------
Name:
Title: Treasurer

                                   SCHEDULE A

The Borrowers shall deliver to the Lender, on or before November 10, 2004, the following items in form and substance satisfactory to PNC:

1. Executed Unanimous Written Consent of the Board of Directors/Trustees of the funds and series or portfolios listed on Schedule B-1 and Schedule B-2 hereto, adopting resolutions for each such fund and series or portfolio.


2. Opinion of the Chief Legal Officer required by Section 4.03 of the Credit Agreement.

                                  SCHEDULE B-l

1    California Income Series, a series of Dryden California Municipal Fund

2    California Series, a series of Dryden California Municipal Fund

3 Dryden Active Allocation Fund, a series of The Prudential Investment Portfolios, Inc.

4    Dryden Global Total Return Fund, Inc.

5    Dryden Government Income Fund, Inc.

6    Dryden High Yield Fund, Inc.

7    Dryden International Equity Fund, a series of Prudential World Fund, Inc.

8    Dryden Large-Cap Core Equity Fund, a series of Dryden Tax-Managed Funds

9    Dryden National Municipals Fund, Inc.

10 Dryden Short-Term Corporate Bond Fund, a series of Dryden Short-Term Bond Fund, Inc.

11   Dryden Small-Cap Core Equity Fund, Inc.

12   Dryden Stock Index Fund, a series of Dryden Index Series Fund

13   Dryden Total Return Bond Fund, Inc.

14   Dryden Ultra Short Bond Fund, a series of the Dryden Short-Term Bond Fund,
     Inc.

15   Florida Series, a series of Dryden Municipal Series Fund

16   High Income Series, a series of Dryden Municipal Bond Fund

17   Insured Series, a series of Dryden Municipal Bond Fund

18   Intermediate-Term Bond Portfolio, a series of The Target Portfolio Trust

19   International Bond Portfolio, a series of The Target Portfolio Trust

20   International Equity Portfolio, a series of The Target Portfolio Trust

21 Jennison Equity Opportunity Fund, a series of The Prudential Investment Portfolios, Inc.

22   Jennison Financial Services Fund, a series of Jennison Sector Funds, Inc.

23   Jennison Global Growth Fund, a series of Prudential World Fund, Inc.

24   Jennison Growth Fund, a series of The Prudential Investment Portfolios,
     Inc.

                                      B1-1

25   Jennison Health Sciences Fund, a series of Jennison Sector Funds, Inc.

26   Jennison Natural Resources Fund, Inc.

27   Jennison Small Company Fund, Inc.

28   Jennison Technology Fund, a series of Jennison Sector Funds, Inc.

29   Jennison U.S. Emerging Growth Fund, Inc.

30   Jennison Utility Fund, a series of Jennison Sector Funds, Inc.

31   Jennison Value Fund

32 JennisonDryden Conservative Allocation Fund, a series of The Prudential Investment Portfolios, Inc.

33 JennisonDryden Growth Allocation Fund, a series of The Prudential Investment Portfolio, Inc.

34 JennisonDryden Moderate Allocation Fund, a series of The Prudential Investment Portfolios, Inc.

35   Jennsion 20/20 Focus Fund

36   Large Capitalization Growth Portfolio, a series of The Target Portfolio
     Trust

37   Large Capitalization Value Portfolio, a series of The Target Portfolio
     Trust

38   Mortgage Backed Securities Portfolio, a series of The Target Portfolio
     Trust

39   New Jersey Series, a series of Dryden Municipal Series Fund

40   New York Series, a series of Dryden Municipal Series Fund

41   Pennsylvania Series, a series of Dryden Municipal Series Fund

42   Small Capitalization Growth Portfolio, a series of The Target Portfolio
     Trust

43   Small Capitalization Value Portfolio, a series of The Target Portfolio
     Trust

44 Strategic Partners Balanced Fund, a series of Strategic Partners Mutual Funds, Inc.

45   Strategic Partners Bond Fund, a series of Strategic Partners Mutual Funds,
     Inc.

46 Strategic Partners Capital Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

47 Strategic Partners Capital Income Fund, a series of Strategic Partners Mutual Funds, Inc.

                                      B1-2

48 Strategic Partners Concentrated Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

49 Strategic Partners Conservative Growth Fund, a series of Strategic Partners Asset Allocation Funds

50 Strategic Partners Core Value Fund, a series of Strategic Partners Mutual Funds, Inc.

51   Strategic Partners Equity Fund, Inc.

52 Strategic Partners Equity Income Fund, a series of Strategic Partners Mutual Funds, Inc.

53 Strategic Partners Focused Growth Fund, a series of Strategic Partners Opportunity Funds

54 Strategic Partners Focused Value Fund, a series of Strategic Partners Opportunity Funds

55 Strategic Partners Growth with Income Fund, a series of Strategic Partners Mutual Funds, Inc.

56 Strategic Partners Health Sciences Fund, a series of Strategic Partners Mutual Funds, Inc.

57 Strategic Partners High Growth Fund, a series of Strategic Partners Asset Allocation Funds

58 Strategic Partners High Yield Bond Fund, a series of Strategic Partners Mutual Funds, Inc.

59 Strategic Partners International Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

60 Strategic Partners International Value Fund, a series of Prudential World Fund, Inc.

61 Strategic Partners Large Capitalization Growth Fund, a series of Strategic Partners Style Specific Funds

62 Strategic Partners Large Capitalization Value Fund, a series of Strategic Partners Style Specific Funds

63 Strategic Partners Managed Index 500 Fund, a series of Strategic Partners Mutual Funds, Inc.

64 Strategic Partners Managed Large Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

65 Strategic Partners Managed OTC Fund, a series of Strategic Partners Mutual Funds, Inc.

66 Strategic Partners Managed Small Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

67 Strategic Partners Mid Cap Growth Fund, a series of Strategic Partners Mutual Funds, Inc.

68 Strategic Partners Mid-Cap Value Fund, a series of Strategic Partners Opportunity Funds

69 Strategic Partners Moderate Growth Fund, a series of Strategic Partners Asset Allocation Funds

                                      B1-3

70 Strategic Partners New Era Growth Fund, a series of Strategic Partners Opportunity Funds

71   Strategic Partners Real Estate Securities Fund

72 Strategic Partners Relative Value Fund, a series of Strategic Partners Mutual Funds, Inc.

73 Strategic Partners Small Cap Growth Opportunity Fund, a series of Strategic Partners Mutual Funds, Inc.

74 Strategic Partners Small Capitalization Growth Fund, a series of Strategic Partners Style Specific Funds

75 Strategic Partners Small Capitalization Value Fund, a series of Strategic Partners Style Specific Funds

76 Strategic Partners Small Company Fund, a series of Strategic Partners Mutual Funds, Inc.

77 Strategic Partners Technology Fund, a series of Strategic Partners Mutual Funds, Inc.

78 Strategic Partners Total Return Bond Fund, a series of Strategic Partners Style Specific Funds

79   Total Return Bond Portfolio, a series of The Target Portfolio Trust

                                      B1-4

                                  SCHEDULE B-2

1 Nicholas-Applegate Growth Equity Fund, a series of Nicholas-Applegate Funds, Inc.

                                      B2-1

[LOGO] Prudential Financial                  Grace C. Torres
                                             Vice President

                                             The Prudential Insurance Company
                                             of America
                                             100 Mulberry Street, GC3, 9th Floor
                                             Newark, NJ 07102-4077
                                             Tel 973-367-7503 Fax 973-367-8016

October 27, 2004

Mr. David Seagers
PNC Bank
1600 Market Street
F2 F070 21 1
Philadelphia, PA 19103

Dear Kirk,

As you know, the $250,000,000 credit agreement for the benefit of the American Skandia Trust and Strategic Partners Mutual Funds, Inc. (formerly known as American Skandia Advisor Funds, Inc.) is scheduled to expire at the end of business October 29, 2004. It is the intention of management to allow the facility to expire. Any outstanding loans will be settled on Friday, October 29, 2004.

Thank you for your service regarding this facility.

Please acknowledge receipt of this letter.

Best regards,


/s/ Grace C. Torres
----------------------------------------
Grace C. Torres
Treasurer of American Skandia Trust and
Strategic Partners Mutual Funds, Inc.


/s/ David Seagers
----------------------------------------
David Seagers
Director
PNC Bank, National Association

[LOGO] Prudential Financial                  Grace C. Torres
                                             Vice President

                                             The Prudential Insurance Company
                                             of America
                                             100 Mulberry Street, GC3, 9th Floor
                                             Newark, NJ 07102-4077
                                             Tel 973-367-7503 Fax 973-367-8016

October 28, 2004

Mr. Charles Garrity
State Street Bank & Trust
2 De Lafayette Ave., 2nd Floor
Boston, MA 02111

Dear Charlie,

As you know, the $500,000,000 credit agreement for the benefit of the Jennison/Dryden Mutual Funds is scheduled to expire on November 1, 2004. It is the intention of management to allow the facility to expire. Any outstanding loans will be settled on Friday, October 29, 2004. We have no intention of utilizing the facility on the Friday, October 29, 2004 and consider the facility terminated by end of business on October 29, 2004.

Thank you for your service regarding this facility.

Best regards,


/s/ Grace C. Torres
----------------------------------------
Grace C. Torres
Treasurer of Jennison/Dryden Funds

[LOGO] Prudential Financial                  Grace C. Torres
                                             Vice President

                                             The Prudential Insurance Company
                                             of America
                                             100 Mulberry Street, GC3, 9th Floor
                                             Newark, NJ 07102-4077
                                             Tel 973-367-7503 Fax 973-367-8016

October 22, 2004

Mr. Charles Garrity
State Street Bank & Trust
2 De Lafayette Ave., 2nd Floor
Boston, MA 02111

Dear Charlie,

As you know, the $500,000,000 credit agreement for the benefit of the Jennison/Dryden Mutual Funds is scheduled to expire on November 1, 2004. It is the intention of management to allow the facility to expire. Any outstanding loans will be settled on Friday, October 29, 2004.

Thank you for your service regarding this facility.


Please acknowledge receipt of this letter.


Best regards,


/s/ Grace C. Torres
----------------------------------------
Grace C. Torres
Treasurer of Jennison/Dryden Funds


/s/ Charles Garrity
----------------------------------------
Charles Garrity
Assistant Vice President
State Street Bank & Trust (administrative agent)

                                                                October 29, 2004

To the Banks party to the
Credit Agreement referred to below

Ladies and Gentlemen:

     I, William V. Healey, have acted as counsel for each of the relevant entities (the "Entities") listed in Schedule I, each a corporation or trust organized and existing under the laws of the State of Delaware, Maryland or Commonwealth of Massachusetts, as applicable, and such series of such Entities listed on Schedule I to the Agreement (as hereinafter defined), all of the which are borrowers (each a "Borrower" and collectively the "Borrowers") under the Agreement (as hereinafter defined), in connection with the execution and delivery of the Credit Agreement, dated as of October 29, 2004, among the Borrowers, the banks party thereto, PNC Bank, National Association, as Lead Arranger and Administrative Agent and The Bank of New York, as Co-Lead Arranger and Syndication Agent (the "Agreement"), as modified by the letter agreement dated October 29, 2004 among PNC Bank, National Association, and The Bank of New York and the Entities party thereto (the "Letter Agreement").

     This opinion is delivered to you pursuant to Section 4.03 of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

     In connection with this opinion, I have examined the originals or certified, conformed or reproduction copies of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In giving this opinion, I have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to me as originals, and the conformity to original or certified copies of all copies submitted to me as certified or reproduction copies.

     I have also assumed, for purposes of the opinions expressed herein, that the parties to the Agreement other than the Borrowers, have the corporate power and authority to enter into and perform the Agreement and that the Agreement has been duly authorized, executed and delivered by each such other party, and that all actions required to be taken by the Letter Agreement have been taken.

     Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

          1. Each Entity (i) is a duly organized and validly existing trust or corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or trust power and authority to own its property and assets and to transact the business in which it is engaged as described in its Prospectus, except where the lack of such power or authority would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Entity, and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower.

          2. Each Entity has the corporate or trust power to execute, deliver and perform the terms and provisions of the Agreement on behalf of the applicable Borrower, which may be such Entity or one or more series of such Entity (the "Applicable Borrower") and has taken all necessary action to authorize the execution, delivery and performance by it on behalf of the Applicable Borrower of the Agreement. Each Entity has duly executed and delivered the Agreement on behalf of the Applicable Borrower and the Agreement constitutes the valid and legally binding obligation of the Entities on behalf of each Entity with respect to its Applicable Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws affecting creditors' rights generally and by general equitable principles.

          3. Neither the execution, delivery or performance by any Entity on behalf of itself and/or any of the Borrowers of the Agreement, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any New York or Federal law, statute, rule or regulation (including, without limitation, the Investment Company Act and Regulations T, U and X of the Board of Governors of the Federal Reserve System) or, to the best of my knowledge after due inquiry, any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Entity with respect to its Applicable Borrower pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which any Entity or any of the Borrowers is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws or Declaration of Trust, as applicable, of any Borrower.

          4. To the best of my knowledge after due inquiry, there are no actions, suits or proceedings pending or threatening (i) with respect to the Agreement, or (ii) that could reasonably be expected to materially and adversely affect the operations, business, property, assets, liabilities or condition (financial or otherwise) of any Borrower.

          5. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any New York or Federal governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of the Agreement, or (ii) the legality, validity, binding effect or enforceability of the Agreement.

          6. Each Borrower is duly registered as an open-end management investment company under the Investment Company Act and such registration and has not been revoked and is in full force and effect.

     With your approval I have relied as to certain matters upon information obtained from public officials, officers of the Borrowers and other sources believed by me to be responsible.

     I am a member of the Bar of the State of New York and do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America and the State of New York and the general corporate and or trust laws of the State of Delaware, Maryland or the Commonwealth of Massachusetts. The Agreement provides that it is governed by the laws of the Commonwealth of Pennsylvania; however, my opinion is given as if the laws of the State of New York, without regard to its conflict of laws provisions, governed the Agreement.

     The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person.

                                           Very truly yours,


                                           /s/ William V. Healey
                                           -------------------------------------
                                           William V. Healey
                                           Chief Legal Officer
                                           PRUDENTIAL INVESTMENTS LLC

                                                                November 3, 2004

To the Banks party to the
Credit Agreement referred to below

Ladies and Gentlemen:

     I, William V. Healey, have acted as counsel for each of the relevant entities (the "Entities") listed in Schedule I, each a corporation or trust organized and existing under the laws of the State of Delaware, Maryland or Commonwealth of Massachusetts, as applicable, and such series of such Entities listed on Schedule I to the Agreement (as hereinafter defined), all of the which are borrowers (each a "Borrower" and collectively the "Borrowers") under the Agreement (as hereinafter defined), in connection with the execution and delivery of the Credit Agreement, dated as of October 29, 2004, among the Borrowers, the banks party thereto, PNC Bank, National Association, as Lead Arranger and Administrative Agent and The Bank of New York, as Co-Lead Arranger and Syndication Agent (the "Agreement"), as modified by the letter agreement dated October 29, 2004 among PNC Bank, National Association, and The Bank of New York and the Entities party thereto (the "Letter Agreement").

     This opinion is delivered to you pursuant to (i) Section 4.03 of the Agreement and (ii) the Letter Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

     In connection with this opinion, I have examined the originals or certified, conformed or reproduction copies of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In giving this opinion, I have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to me as originals, and the conformity to original or certified copies of all copies submitted to me as certified or reproduction copies.

     I have also assumed, for purposes of the opinions expressed herein, that the parties to the Agreement other than the Borrowers, have the corporate power and authority to enter into and perform the Agreement and that the Agreement has been duly authorized, executed and delivered by each such other party.

     Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

          1. Each Entity (i) is a duly organized and validly existing trust or corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate; or trust power and authority to own its property and assets and to transact the business in which it is engaged as described in its Prospectus, except where the lack of such power or authority would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Entity, and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower.

          2. Each Entity has the corporate or trust power to execute, deliver and perform the terms and provisions of the Agreement on behalf of the applicable Borrower, which may be such Entity or one or more series of such Entity (the "Applicable Borrower") and has taken all necessary action to authorize the execution, delivery and performance by it on behalf of the Applicable Borrower of the Agreement. Each Entity has duly executed and delivered the Agreement on behalf of the Applicable Borrower and the Agreement constitutes the valid and legally binding obligation of the Entities on behalf of each Entity with respect to its Applicable Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws affecting creditors' rights generally and by general equitable principles.

          3. Neither the execution, delivery or performance by any Entity on behalf of itself and/or any of the Borrowers of the Agreement, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any New York or Federal law, statute, rule or regulation (including, without limitation, the Investment Company Act and Regulations T, U and X of the Board of Governors of the Federal Reserve System) or, to the best of my knowledge after due inquiry, any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Entity with respect to its Applicable Borrower pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which any Entity or any of the Borrowers is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws or Declaration of Trust, as applicable, of any Borrower.

          4. To the best of my knowledge after due inquiry, there are no actions, suits or proceedings pending or threatening (i) with respect to the Agreement, or (ii) that could reasonably be expected to materially and adversely affect the operations, business, property, assets, liabilities or condition (financial or otherwise) of any Borrower.

          5. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any New York or Federal governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of the Agreement, or (ii) the legality, validity, binding effect or enforceability of the Agreement.

          6. Each Borrower is duly registered as an open-end management investment company under the Investment Company Act and such registration and has not been revoked and is in full force and effect.

     With your approval I have relied as to certain matters upon information obtained from public officials, officers of the Borrowers and other sources believed by me to be responsible.

     I am a member of the Bar of the State of New York and do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America and the State of New York and the general corporate and or trust laws of the State of Delaware, Maryland or the Commonwealth of Massachusetts. The Agreement provides that it is governed by the laws of the Commonwealth of Pennsylvania; however, my opinion is given as if the laws of the State of New York, without regard to its conflict of laws provisions, governed the Agreement.

     The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person.

                                                 Very truly yours,


                                                 /s/ William V. Healey
                                                 -------------------------------
                                                 William V. Healey
                                                 Chief Legal Officer
                                                 PRUDENTIAL INVESTMENTS FUND
                                                 MANAGEMENT LLC

                                        3